UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.   )

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GOLDEN ENTERTAINMENT, INC.

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6595 S. Jones Boulevard

Las Vegas, Nevada 89118

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 3, 2020

To the Shareholders of Golden Entertainment, Inc.:

You are cordially invited to attend the 2020 annual meeting of shareholders of Golden Entertainment, Inc. (“Annual Meeting”) to be held virtually via live webcast at proxydocs.com/GDEN at 2:00 p.m. Pacific Time on June 3, 2020, for the following purposes:

1.

To elect the following seven director nominees to hold office until our next annual meeting of shareholders or until their successors have been elected and qualified: Blake L. Sartini, Lyle A. Berman, Ann Dozier, Mark A. Lipparelli, Anthony A. Marnell III, Robert L. Miodunski and Terrence L. Wright;

2.	To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the accompanying proxy statement (the “Say on Pay Proposal”);
3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020; and
4.	To transact other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

We are hosting a virtual Annual Meeting conducted exclusively online via live webcast to safeguard the health and well-being of our shareholders in light of the public health impact of the coronavirus (COVID-19) outbreak and current restrictions on travel, movement and public gatherings. You will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via the live webcast. In order to attend, you must register in advance at proxydocs.com/GDEN prior to the deadline of June 1, 2020 at 2:00 p.m. Pacific Time. Upon completing registration, you will receive further instructions via email, including a unique link to allow you access to the Annual Meeting. Please be sure to follow the instructions found on your Proxy Card and subsequent instructions that will be delivered to you via email.

Only shareholders of record at the close of business on April 9, 2020, the record date, are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments or postponements of the Annual Meeting. Your vote is very important. Whether or not you expect to attend the Annual Meeting via the live webcast, please sign, date and return the enclosed proxy card as soon as possible to ensure that your shares are represented at the Annual Meeting. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other financial institution, you must provide your broker, bank or financial institution with instructions on how to vote your shares.

By Order of the Board of Directors Blake L. Sartini Chairman of the Board and Chief Executive Officer

April 24, 2020

GOLDEN ENTERTAINMENT, INC.

6595 S. Jones Boulevard

Las Vegas, Nevada 89118

PROXY STATEMENT

Annual Meeting of Shareholders to be Held

June 3, 2020

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Golden Entertainment, Inc. to be used at our 2020 annual meeting of shareholders (“Annual Meeting”) to be held at 2:00 p.m. Pacific Time on Wednesday, June 3, 2020, for the purposes set forth in the Notice of Annual Meeting of Shareholders. The Annual Meeting will be completely virtual. You may attend the meeting, vote your shares and submit questions electronically during the meeting via live webcast at proxydocs.com/GDEN. The approximate date on which this proxy statement and the accompanying proxy are first being furnished or sent to our shareholders of record entitled to vote at the Annual Meeting is on or about April 24, 2020. As used in this proxy statement, the terms “Golden” “we,” “us,” “our,” “ours” and the “Company” refer to Golden Entertainment, Inc. and its wholly owned subsidiaries.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 3, 2020:

The proxy materials for the Annual Meeting, including this proxy statement and our 2019 annual report to shareholders, are available over the internet at www.proxydocs.com/GDEN.

GENERAL INFORMATION

ABOUT THE ANNUAL MEETING AND VOTING

You are being sent this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes the information you need to know to vote at the Annual Meeting. All shareholders who find it convenient to do so are cordially invited to attend the Annual Meeting via the live webcast. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply sign, date and return the enclosed proxy card so that it is received by 11:59 p.m. Eastern Time the day before the meeting date.

In order to attend the Annual Meeting via the live webcast, you must register in advance at proxydocs.com/GDEN prior to the deadline of June 1, 2020 at 2:00 p.m. Pacific Time. Upon completing registration, you will receive further instructions via email, including a unique link to allow you access to the Annual Meeting. Please be sure to follow the instructions found on your Proxy Card and subsequent instructions that will be delivered to you via email.

Only shareholders of record at the close of business on April 9, 2020 (the “Record Date” for the Annual Meeting) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements of the Annual Meeting. There were 28,050,707 shares of our common stock outstanding at the close of business on the Record Date, which is the only class of our capital stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote upon each matter to be presented at the Annual Meeting.

If you are a beneficial owner of shares held by a broker, bank or other nominee, your shares are held in “street name” and the organization holding your shares is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote your shares. Although you may attend the Annual Meeting via the live webcast, since you are not the shareholder of record you may not vote in the Annual Meeting unless you provide a legal proxy from the record holder of your shares (your broker, bank or other nominee) authorizing you to vote at the Annual Meeting.

You are entitled to attend the Annual Meeting or any adjournments or postponements thereof only if you were a Golden shareholder at the close of business on the Record Date or if you hold a valid proxy to vote at the meeting.

A quorum is necessary for the transaction of business at the Annual Meeting. A quorum exists when holders of a majority of the total number of outstanding shares of our common stock entitled to vote at the Annual Meeting are present via the live webcast or represented by proxy.

In the election of directors, the seven nominees for director who receive the highest number of affirmative votes will be elected as directors. The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting. The vote on the Say on Pay Proposal is a non-binding advisory vote. The Board of Directors will consider our executive compensation to have been approved by shareholders if the Say on Pay Proposal receives more votes “For” than “Against”.

At the Annual Meeting, the inspector of election appointed for the Annual Meeting will determine the presence of a quorum and tabulate the results of the voting by shareholders. The inspector of election will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Generally, a “broker non-vote” occurs when your shares are held by a broker, bank or other nominee and are not voted with respect to a particular proposal because the organization that holds your shares has discretionary voting power with respect to routine matters but cannot vote on non-routine matters. Only the proposal for the ratification of the appointment of Ernst & Young LLP, as our independent registered public accounting firm for the year ending December 31, 2020 will be considered a routine matter under applicable rules. Therefore, unless you provide voting instructions to the broker, bank or other nominee holding shares on your behalf, they will not have discretionary authority to vote your shares on any of the proposals described in this proxy statement other than the ratification of our independent registered public accounting firm. Broker non-votes will be counted for the purpose of determining whether a quorum is present, but will not be counted as shares entitled to vote and will therefore have no effect on the result of any vote. Please vote your proxy or provide voting instructions to the broker, bank or other nominee holding your shares so your vote on these matters will be counted.

Abstentions will be counted for the purpose of determining whether a quorum is present, but will not be counted as votes cast on any matter, and thus, for all proposals other than the election of directors, abstentions will have the same effect as a negative vote.

Our Board of Directors unanimously recommends that you vote “FOR” the election of all nominees for the Board of Directors named in this proxy statement, “FOR” the Say on Pay Proposal, and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020.

Your vote is important. Whether or not you plan to attend the Annual Meeting via the webcast, we urge you to sign, date and return the enclosed proxy card as soon as possible to ensure that your vote is recorded promptly. Returning the proxy card will not affect your right to attend the Annual Meeting or vote your shares during the Annual Meeting. If you complete, sign and submit your proxy card, the persons named as proxies will vote your shares in accordance with your instructions. If you sign and submit a proxy card but do not fill out the voting instructions on the proxy card, your shares will be voted as recommended by our Board of Directors. If any other matters are properly presented for voting at the Annual Meeting, or any adjournments or postponements of the Annual Meeting, the proxy card will confer discretionary authority on the individuals named as proxies to vote your shares in accordance with their best judgment. As of the date of this proxy statement, we have not received notice of other matters that may properly be presented for voting at the Annual Meeting.

You may revoke your proxy at any time before your proxy is voted at the Annual Meeting by taking any of the following actions: (1) submitting another proxy card bearing a later date, (2) delivering written notice of revocation to our Secretary at our principal executive offices at Golden Entertainment, Inc., 6595 S. Jones Boulevard, Las Vegas, Nevada 89118, Attn: Secretary, or (3) attending and voting during the Annual Meeting, although attendance at the Annual Meeting will not, by itself, revoke a proxy. If your shares are held in “street name,” you must contact your broker, bank or other nominee to revoke any prior instructions.

ELECTION OF DIRECTORS

(Proposal One)

Our Board of Directors currently consists of seven directors. All of the current directors have been nominated by our Board of Directors for re-election at the Annual Meeting. If elected, each nominee will hold office until the earliest of (a) our next annual meeting of shareholders, (b) the date his or her successor has been elected and qualified, or (c) his or her resignation, death or removal. All nominees have consented to be named and have indicated their intention to serve as members of our Board of Directors, if elected. In accordance with our Sixth Amended and Restated Bylaws, our Board of Directors has set the number of members constituting our Board of Directors at seven.

All of our nominees bring significant leadership, expertise and diverse backgrounds and perspectives to our Board of Directors as a result of their professional experience and service as executives and/or board members of other companies. The process undertaken by our Corporate Governance Committee in recommending director candidates is described below and under “Corporate Governance — Standing Committees — Corporate Governance Committee.”

Set forth below is biographical information for each person nominated as a director, including a description of certain experience, qualifications and skills that led our Corporate Governance Committee and our Board of Directors to determine that these individuals should serve as our directors.

Name and Age of Director	Biographical Information	Director Since

Blake L. Sartini Age 61

Mr. Sartini joined Golden as Chairman of the Board and Chief Executive Officer in July 2015 in connection with the Sartini Gaming merger and served as the President of Golden from that time until August 2019. Prior to the merger, Mr. Sartini served as the President and Chief Executive Officer of Sartini Gaming from its formation in January 2012, and as the founder and Chief Executive Officer of Golden Gaming, LLC (“Golden Gaming”), which he established in 2001. Prior to Golden Gaming, Mr. Sartini served in various management and executive positions with Stations Casinos, Inc. (“Station Casinos”) from 1985 to 2001, including as Executive Vice President and Chief Operating Officer upon the company’s public offering in 1993. Additionally, he served as a director of Station Casinos from 1993 until 2001. In 1986, Mr. Sartini founded Southwest Services, Inc. (the predecessor to Golden Gaming) and served as its President beginning in 1993. Before joining Station Casinos, he held key operational positions with the El Cortez Hotel and Casino, as well as the Barbary Coast Hotel and Casino. Mr. Sartini is a member of the University of Nevada, Las Vegas Foundation’s Board of Trustees and was appointed to the Nevada Gaming Policy Committee in March 2014 by Governor Sandoval. Mr. Sartini received a bachelor of science degree in business administration from the University of Nevada, Las Vegas. Mr. Sartini’s position as our Chairman and Chief Executive Officer, together with his deep knowledge of our business as a founder of Golden Gaming and his extensive executive management and industry experience gained over more than 30 years in the gaming industry, makes him a highly qualified and valuable member of our Board of Directors.

2015

Name and Age of Director	Biographical Information	Director Since
Lyle A. Berman Age 78

Mr. Berman previously served as our Chairman of the Board and Chief Executive Officer from our formation in December 1998 until the Sartini Gaming merger in July 2015, and as Chairman of the Board of Directors of Grand Casinos, Inc. (our predecessor) from October 1991 through December 1998. Mr. Berman also served as Chief Executive Officer and Chairman of the Board of Rainforest Café, Inc. from 1994 until December 2000. Mr. Berman served as the Executive Chairman of the Board of WPT Enterprises, Inc. (now known as Emerald Oil, Inc.) from its inception in February 2002 until July

2013. Mr. Berman also served as a director of PokerTek, Inc. from January 2005 until October 2014, including serving as Chairman of the Board from January 2005 until October 2011. Mr. Berman currently serves on the boards of directors of various private companies, including Augeo Affinity Marketing, Inc., Black Ridge Oil & Gas, Inc., LubeZone, Inc., Mill City Ventures, Ltd, 52 Gaming, LLC, Redstone American Grill, Inc., Drake Organic Spirits, LLC and InSurtech Holdings, LLC. Mr. Berman received a bachelor of science degree in business administration from the University of Minnesota. We believe Mr. Berman’s qualifications to sit on our Board of Directors include his over 30 years of experience in the casino industry, including serving as our Chairman and Chief Executive Officer between 1998 and July 2015, his extensive executive management experience, and his particular strengths in strategic operations and strategy, food and beverage, and retail sales.

1998

Ann Dozier Age 52

Ms. Dozier currently serves as Senior Vice President, Chief Information Officer for Southern Glazer’s Wine and Spirits, LLC, a wine and spirits distributor, a position she has held since July 2016, when Southern Wine and Spirits, LLC and Glazer’s Beer and Beverage, LLC were merged. Prior to the merger, Ms. Dozier served as the Senior Vice President, Chief Information Officer of Southern Wine and Spirits, LLC since 2015. Ms. Dozier also has prior experience in both technical and commercial roles at The Coca-Cola Company, Inc., Coca-Cola Enterprises, Inc., Dean Foods and Colgate Palmolive. Mrs. Dozier has served on the board of iControl Holdings, LLC, a private technology company focused on delivering services and solutions that automate the retail value chain, since 2012. She also serves on several community boards and national councils including the Advisory Board of the University of Miami Business School’s Management Science and Business Analytics program, the Advisory Board of A.T. Kearney’s Women@Digital, the Consumer Goods Technology Executive Council, the Wall Street Journal CIO Council, and the Gartner Research Board. Mrs. Dozier received a bachelor of science degree in economics from the University of Georgia and attended the Harvard Business School’s Executive Management Program. We believe Ms. Dozier’s qualifications to sit on our Board of Directors include her over 30 years of experience as an executive in the food and beverage industry, with particular strengths in operations, food and beverage, and retail sales.

2019

Name and Age of Director	Biographical Information	Director Since
Mark A. Lipparelli Age 54

Mr. Lipparelli currently serves as the Chief Executive Officer of Gioco Ventures, a strategic advisory and product development firm serving the gaming, investment, technology and entertainment industries around the globe, a position he has held since 2007. Mr. Lipparelli also formerly represented State Senate District 6 in the Nevada Legislature, having been appointed to the post in December 2014, and served on various Senate committees. Mr. Lipparelli has also been an appointee to the Nevada Gaming Policy Committee. Between 2002 and 2007, Mr. Lipparelli served in various executive management positions at Bally Technologies, Inc., a gaming technology supply company listed on the NYSE, including as Executive Vice President of Operations. Prior to joining Bally, Mr. Lipparelli served as Executive Vice President and then President of Shuffle Master, Inc., a publicly traded gaming supply company, from 2001 to 2003; as Chief Financial Officer of Camco, Inc., a retail chain holding company, from 2000 to 2001; as Senior Vice President of Entertainment Systems for Bally Gaming, Inc. (a subsidiary of publicly traded Alliance Gaming Corporation), from 1998 to 2000; and various management positions including Vice President of Finance for publicly traded Casino Data Systems from 1993 to 1998. Between 2009 and 2012, Mr. Lipparelli served as a Board Member and Chairman of the Nevada State Gaming Control Board.

Mr. Lipparelli currently serves as Chairman of the Board of Galaxy Gaming, Inc. (GLXZ), a position he has held since July 2017. He is also a Board Trustee Emeritus of the University of Nevada Foundation, Board Member of the National Center for Responsible Gaming, and member of the International Association of Gaming Advisors and of the International Masters of Gaming Law. Mr. Lipparelli received a bachelor’s degree in finance (1987) and a master’s degree in economics (1993) from the University of Nevada, Reno. We believe Mr. Lipparelli’s qualifications to sit on our Board of Directors include his over 20 years of experience in the gaming industry (including serving as Chief Executive Officer of Gioco Ventures from 2007 until the present, and various executive management positions at Bally Technologies, Inc. between 2002 and 2007), his legislative experience with the State Senate and past roles with the Nevada State Gaming Control Board.

2015

Anthony A. Marnell III Age 46

Mr. Marnell serves as the Chairman, Chief Executive Officer and Manager of Marnell Gaming, LLC, a company he founded in 2006, which owns and operates the Nugget Casino Resort in Sparks, Nevada and previously owned and operated the Edgewater Hotel & Casino Resort and the Colorado Belle Hotel & Casino Resort in Laughlin, Nevada prior to their acquisition by Golden in January 2019. He also serves as a Board member and Vice President of Global Strategies of Marnell Corrao Associates, a company that designs and develops hotel and casino resorts, positions he has held since 1997. Mr. Marnell previously developed M Resort Spa Casino, a locals-oriented casino property in Las Vegas, Nevada, serving as Chairman and Chief Executive Officer from 2006 to 2011, and (following the casino’s acquisition by Penn National Gaming, Inc.) as President of the casino property from 2011 to 2015. He also served as a strategy consultant to Penn National Gaming, Inc. from 2015 to 2016. Mr. Marnell served as Manager of MG Investors LLC, which operated the Saddle West Hotel Casino & RV Resort in Pahrump, Nevada, from 2005 to 2006, as Manager of Siren Gaming, LLC, a tribal gaming management company, from 2002 to 2005, as Founder, Chairman, President and Chief Executive Officer of TRIRIGA, Inc., a technology company from 2000 to 2011, as Vice President, VIP Marketing at Harrah’s Entertainment, Inc., a leading casino gaming company, from 1999 to 2000, and as Vice President, Corporate Marketing, at Rio Suite Hotel & Casino from 1996 to 1998. He is also Chairman of the Nevada State Athletic Commission, and previously served as a Board member of the Nevada State Board of Equalization from 2009 to 2013. He currently serves as a Board member of the Tuscany Research Institute and Henderson Boys and Girls Club, and served as a Board member for the Henderson Special Budget Ad Hoc Committee from 2013 to 2014. Mr. Marnell received a bachelor of science degree in hotel administration from the University of Nevada Las Vegas. We believe Mr. Marnell’s qualifications to sit on our Board of Directors include his over 20 years of experience in the casino industry, including extensive casino development and operational experience in each of the Nevada markets in which we own resort casino properties, and his particular strengths in casino development, operations and marketing.

2019

Name and Age of Director	Biographical Information	Director Since
Robert L. Miodunski Age 69

Mr. Miodunski served as the Chief Executive Officer of American Gaming Systems from 2010 until its acquisition by Apollo Entertainment in late 2014. Between 2004 and 2010, Mr. Miodunski served as a consultant to Bally Technologies, Inc. From 1994 through 2004, Mr. Miodunski served in various management and executive positions with Alliance Gaming Corporation, a supplier of gaming machines listed on the NYSE, including as Chief Executive Officer from 2001, a director from 2000 and President of

United Coin (a route operator) from 1994 to 1999. Mr. Miodunski served on the Board of Directors and as Chair of the Compensation Committee of Integrity Gaming Corp. (“Integrity”), a provider of equipment-based finance solutions for regional, mid-sized casinos listed on the TSVX, from April 2015 to February 2019, when Integrity was acquired by American Gaming Systems. From 2005 to 2008, Mr. Miodunski served on the Board of Directors of Elixir Gaming Technologies, Inc., a gaming company listed on the NYSE. Mr. Miodunski received a bachelor’s degree in mechanical engineering from the University of Missouri and an MBA from the University of Dallas. We believe Mr. Miodunski’s qualifications to sit on our Board of Directors include his over 20 years of experience in the gaming industry (including serving as Chief Executive Officer of American Gaming Systems and of Alliance Gaming Corporation), his service as a director of other public gaming companies, and his extensive executive and consulting experience with public gaming companies.

2015

Terrence L. Wright Age 70

Mr. Wright serves as Chairman of the Board of Westcor Land Title Insurance Company, a company he founded in 1991 and which is licensed to issue policies of title insurance throughout the United States. Mr. Wright is an emeritus member of and past Chairman of the University of Nevada Las Vegas Foundation Board, served on the Board of Directors of Southwest Gas Holdings, Inc. (NYSE:SWX) until May 2017, and is the past Chairman for the Nevada Development Authority, the Nevada Land Title Association and the Nevada Chapter of the Young Presidents’ Organization. He has also served as Board member for the Las Vegas Monorail, Pioneer Citizens Bank, First Interstate Bank, Service First Bank of Nevada and the Boy Scouts of America. Mr. Wright received a bachelor’s degree in business administration and a juris doctor from DePaul University, Chicago, and is a member of the California and Illinois bar associations. We believe Mr. Wright’s qualifications to sit on our Board of Directors include his business and leadership experience (including serving as Chairman of the Board of Westcor Land Title Insurance Company), his service as a director of other public companies, and his familiarity with the residential and commercial real estate markets in which we operate.

2015

In the election of directors, the seven nominees for director who receive the highest number of affirmative votes will be elected as directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named above. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as our Board of Directors may propose.

The Board of Directors recommends that you vote “FOR” the election of all nominees for the Board of Directors named above.

CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors is currently comprised of seven members and has the following three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance Committee. The membership and functions of each standing committee are described below. Each standing committee operates under a written charter which, along with our Code of Business Conduct and Ethics, can be found on the Governance section of our website at https://goldenent.com/governance.html. The information on our website is not part of this proxy statement or any other report or registration statement that we furnish to or file with Securities and Exchange Commission (the “SEC”). In addition, the Board of Directors has formed a Compliance Committee, the membership and functions of which are described below.

Board Meetings

During the year ended December 31, 2019, our Board of Directors held four meetings, including telephonic meetings. During this period, all of the directors other than Mr. Marnell attended or participated in at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which each such director served during the period in which such director served. The independent directors met without management present at each of the regular quarterly meetings of the Board of Directors in 2019.

Director Attendance at Annual Meetings of Shareholders

Although we do not have a formal policy regarding attendance by members of our Board of Directors at our annual meetings of shareholders, we encourage our Board members to attend such meetings. All of our directors attended last year’s annual meeting of shareholders held on June 5, 2019.

Director Independence

Our Board of Directors affirmatively determined that each nominee for election to our Board of Directors is an independent director, as defined by the Nasdaq Stock Market listing standards, other than Messrs. Sartini and Berman. Mr. Sartini is not considered independent because he is employed by Golden as our Chief Executive Officer. Mr. Berman is not considered independent because he received more than $120,000 in compensation from the Company during a twelve-month period within the past three years.

Board Leadership Structure

Blake L. Sartini, our Chief Executive Officer, also serves as the Chairman of our Board of Directors. Our Board of Directors has considered this leadership structure and believes it currently provides the most efficient and effective leadership model for Golden by enhancing both the Chairman’s and the Chief Executive Officer’s ability to provide clear insight and direction of business strategies and plans to both our Board of Directors and management. Our Board of Directors believes that a single person, acting in the capacities of Chairman as well as Chief Executive Officer, promotes unity of vision and leadership, which allows for a single, clear focus for management to execute the Company’s business strategies and plans. Our Board of Directors has not appointed a lead independent director.

Ability of Shareholders to Communicate with our Board of Directors

We have established several means for shareholders and others to communicate with our Board of Directors. If a shareholder has a concern regarding our financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chair of the Audit Committee in care of our Secretary at our corporate office address. If the concern relates to our governance practices, business ethics or corporate conduct, the concern should be submitted in writing to a member of the Corporate Governance Committee in care of our Secretary at our corporate office address. If a shareholder is unsure as to which category the concern relates, the shareholder may communicate it to any one of the independent directors in care of our Secretary at our corporate office address. All such shareholder communications will be forwarded to the applicable director(s), unless such communications are considered, in the reasonable judgment of our Secretary, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to Golden or its business, or communications that relate to improper or irrelevant topics. Any such improper communication will be made available to any non-employee director upon request.

Committees

Our Board of Directors has an Audit Committee, a Compensation Committee, a Corporate Governance Committee and a Compliance Committee.

Audit Committee

Our Audit Committee currently consists of Mr. Lipparelli (Chair), Ms. Dozier and Mr. Marnell. Each current and proposed member of the Audit Committee is an independent director, as defined by the Nasdaq Stock Market listing standards, and meets the independence criteria of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board of Directors has determined that Mr. Lipparelli qualifies as an “audit committee financial expert,” as that term is defined in the rules and regulations established by the SEC.

The Audit Committee operates under an amended and restated written charter adopted by the Board of Directors. The primary duties and responsibilities of the Audit Committee are to (1) serve as an independent and objective party to monitor our financial reporting process and internal control system, (2) review and appraise the audit performed by our independent auditors, who report directly to the Committee, and (3) provide an open avenue of communication among the independent auditors, financial and senior management and the Board of Directors. The charter also requires the Audit Committee (or designated members of the Audit Committee) to review and pre-approve the annual engagement letter and the performance of all audit and non-audit accounting services to be performed by our independent registered public accounting firm (independent auditors), other than certain de minimis exceptions permitted by Section 202 of the Sarbanes-Oxley Act of 2002. The Audit Committee also reviews the independence of our independent auditors and is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The responsibilities and activities of the Audit Committee are described in greater detail in the report included in this proxy statement under the caption “Report of the Audit Committee.”

The Audit Committee held four meetings during the year ended December 31, 2019. The Audit Committee also held executive sessions on several occasions during the year with company management not present.

Compensation Committee

Our Compensation Committee currently consists of Mr. Miodunski (Chair), Ms. Dozier and Mr. Wright. Each current and proposed member of the Compensation Committee is an independent director, as defined by the Nasdaq Stock Market listing standards. All members of our Compensation Committee are also “non-employee directors” as defined by Rule 16b-3 under the Exchange Act.

The Compensation Committee operates under a written amended and restated charter adopted by the Board of Directors. The Compensation Committee is responsible for reviewing periodically our compensation plans, philosophy and programs, and overseeing the evaluation and compensation of our executive officers. The Compensation Committee also administers our incentive compensation plans, including our 2015 Incentive Award Plan (the “2015 Plan”). Under the Compensation Committee charter, our Chief Executive Officer has been delegated the authority to grant awards under the Company’s equity compensation plans to persons who are employees of the Company at or below the senior vice president level who are not serving as executive officers of the Company nor deemed to be a “named executive officer” of the Company within the meaning of SEC rules and regulations, provided that no such grant for any one individual may exceed 10,000 shares and all such grants after April 1, 2018 may not exceed 100,000 shares in the aggregate, in each case without the prior approval of the Compensation Committee. Under the 2015 Plan, the Compensation Committee may delegate its duties and responsibilities to subcommittees of our directors and/or officers for awards to certain non-executive employees, subject to certain limitations that may be imposed under applicable law or regulation, including Section 16 of the Exchange Act, and/or stock exchange rules, as applicable.

The Compensation Committee has the authority, to the extent it deems necessary or appropriate, to retain a compensation consultant to assist in the evaluation of executive officer compensation. The Compensation Committee also has the sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee also has the authority, to the extent it deems necessary or appropriate, to retain other advisors. Golden will provide appropriate funding, as determined by the Compensation Committee, for payment of compensation to any consulting firm or other advisors hired by the Compensation Committee.

The Compensation Committee held five meetings during the year ended December 31, 2019. Our Chief Executive Officer does not participate in deliberations concerning, and was not present for the vote on, his compensation arrangements. Additional information regarding the Compensation Committee’s processes and procedures for establishing and overseeing executive compensation is disclosed under the heading “Executive Compensation — Compensation Discussion and Analysis.”

Corporate Governance Committee

Our Corporate Governance Committee currently consists of Mr. Wright (Chair), Mr. Marnell and Mr. Miodunski. Each current and proposed member of the Corporate Governance Committee is an independent director, as defined by the Nasdaq Stock Market listing standards.

The Corporate Governance Committee operates under a written amended and restated charter adopted by the Board of Directors. The primary role of the Corporate Governance Committee is to (1) review and periodically reassess the overall corporate governance guidelines and policies for Golden, (2) consider and make recommendations to the full Board of Directors concerning the appropriate size, organization, function and needs of the Board of Directors, including establishing criteria for Board of Directors membership and considering, recruiting and recommending candidates (including those recommended by shareholders) to fill new Board of Directors positions, and (3) annually recommending a slate of nominees to the Board of Directors to be considered for election or re-election at the Company’s annual meeting of shareholders. . The Corporate Governance Committee is also responsible for reviewing and evaluating the performance of the Board of Directors, including overseeing the annual self-evaluation process for the Board of Directors and each of our standing committees.

The Corporate Governance Committee will review director candidates and present qualified candidates to the full Board of Directors for nomination. Qualified candidates will be considered without regard to race, color, religion, gender, ancestry, national origin or disability. The Corporate Governance Committee will consider each candidate’s general business and industry experience, his or her ability to act on behalf of shareholders, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating Board of Directors nominees. Additionally, the Board of Directors will consider whether or not the candidate would be found suitable to be issued a gaming license. This is a requirement of continued Board of Directors membership, as our directors are subject to a variety of regulatory and licensing requirements in the various jurisdictions in which we operate gaming facilities. If any gaming authority with jurisdiction over our business were to find any of our directors unsuitable for licensing or unsuitable to continue having a relationship with us, we would have to sever our relationship with that person. If the Corporate Governance Committee approves a new candidate for further review following an initial screening, the Corporate Governance Committee will establish an interview process for the candidate. Generally, the candidate will meet with the members of the Corporate Governance Committee, along with our President and Chief Executive Officer. Contemporaneously with the interview process, the Corporate Governance Committee will conduct a comprehensive conflicts-of-interest assessment of the new candidate. The Corporate Governance Committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the full Board of Directors. The Corporate Governance Committee will also take into consideration the candidate’s personal attributes, including, without limitation, personal integrity, loyalty to us and concern for our success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in good corporate citizenship and image, time available for meetings and consultation on company matters, and willingness to assume fiduciary responsibility.

Recommendations for candidates to be considered for election to the Board of Directors at our annual shareholder meetings may be submitted to the Corporate Governance Committee by our shareholders. Candidates recommended by our shareholders will be considered under the same standards as candidates that are identified by the Corporate Governance Committee. In order to make such a recommendation, a shareholder must submit the recommendation in writing to the Corporate Governance Committee, in care of our Secretary at our corporate office address, at least 120 days prior to the mailing date of the previous year’s Annual Meeting proxy statement. To enable the Committee to evaluate the candidate’s qualifications, shareholder recommendations must include the following information:

•	The name and address of the nominating shareholder and of the director candidate;
•	A representation that the nominating shareholder is a holder of record of our common stock and entitled to vote at the current year’s Annual Meeting;
•

A description of any arrangements or understandings between the nominating shareholder and the director candidate or candidates being recommended pursuant to which the nomination or nominations are to be made by the shareholder;

•	A resume or biographical information detailing the educational, professional and other information necessary to determine if the nominee is qualified to hold a Board of Directors position;
•

Such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had such nominee been nominated by the Board of Directors; and

•	The consent of each nominee to serve as a director if so elected.

The Corporate Governance Committee held four meetings during the year ended December 31, 2019.

Compliance Committee

Our Compliance Committee currently consists of: Mr. Lipparelli (Chair) and Mr. Wright (each of whom is a director of the Golden); Charles H. Protell, our President, Chief Financial Officer and Treasurer; and Mr. Tom Jingoli, a gaming industry executive who is an independent, non-employee member of our Compliance Committee. Mr. Protell replaced Sean T. Higgins on the Compliance Committee in March 2020.

The Compliance Committee was formed by the Board of Directors and operates under a written charter adopted by the Board of Directors. Previously, our compliance committee was an administrative committee established and operated by our management in accordance with applicable gaming laws. The primary purpose of the Compliance Committee is to oversee the proper implementation of our Gaming Compliance and Reporting Plan (the “Compliance Plan”) that is required by our order of registration with the Nevada Gaming Commission. Among other things, the role of the Compliance Committee is to: (1) ensure the effective implementation of the Compliance Plan; (2) review and reassess periodically the adequacy of the Compliance Plan and the applicable reporting system utilized by our corporate compliance officer, and recommend any changes as deemed appropriate; (3) identify and bring to the attention of the Board of Directors current and emerging corporate gaming and regulatory compliance trends and issues that may affect our business operations, performance, public image or compliance with applicable local, state and federal laws; (4) provide oversight and periodic review of our regulatory compliance policies, programs and systems; and (5) generally make recommendations to the Board of Directors on gaming and regulatory compliance matters.

The Compliance Committee held four meetings during the year ended December 31, 2019.

Board of Directors’ Role in Risk Oversight

Our Board of Directors has an active role, as a whole and at the committee level, in overseeing management of our exposure to risk. The Board of Directors is regularly updated regarding risks that we face, including those that may impact our financial and operational performance, our credit and liquidity profile and other elements of our strategic plans. The Audit Committee assists our Board of Directors in this function and is charged with oversight of our policies regarding risk assessment and management, including our policies regarding management of financial risk exposure and review of related party transactions. Our other standing committees also have responsibilities with respect to risk oversight. The Compensation Committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements. The Corporate Governance Committee manages risks associated with the independence of the Board, including considering whether any director nominees have relationships or potential conflicts of interest that could affect their independence. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is informed of risks we face through reports from our committees and management.

DIRECTOR COMPENSATION

Mr. Sartini is not paid any fees or other compensation for services as a member of our Board of Directors.

Under our non-employee director compensation program, non-employee members of our Board of Directors receive an annual cash retainer of $60,000 for their service on our Board of Directors, payable in arrears in quarterly installments. Members of the Audit Committee, Compensation Committee, Corporate Governance Committee and Compliance Committee of our Board of Directors receive additional annual cash retainers for such service in the following amounts, also payable in arrears in quarterly installments: $25,000 for the Chairman of the Audit Committee, $12,500 for each other member of the Audit Committee, $20,000 for the Chairman of the Compensation Committee, $10,000 for each other member of the Compensation Committee, $15,000 for the Chairman of the Corporate Governance Committee, $7,500 for each other member of the Corporate Governance Committee, $20,000 for the Chairman of the Compliance Committee, and $10,000 for each other member of the Compliance Committee. In addition, non-employee members of our Board of Directors receive an annual time-based restricted stock unit (“RSU”) award under the 2015 Plan of such number of units as is equal to $162,500 divided by the 20-day trailing average closing price of our common stock for the 20-calendar day period preceding the date of grant. Each annual award vests in full on the first anniversary of the grant date. All such awards vest in full in the event of a “Change in Control” (as defined in the 2015 Plan) or the director’s termination of service due to death or disability.

Our average non-employee director compensation structure is set near the peer group median, with a competitive mix of equity and cash. The peer group is the same companies used for our executive compensation study. Our independent compensation consultant performed a competitive pay review against our peers in 2018 to assist with the establishment of our ongoing structure.

Under our Stock Ownership Guidelines, non-employee directors are expected to own Golden common stock with a market value equal to five times the value of the non-employee director’s annual cash retainer (excluding any annual cash retainer for committee membership or chairmanship), which is currently $60,000 per year, for as long as he or she remains a non-employee director. Under the Stock Ownership Guidelines, applicable ownership of common stock includes: shares held of record or beneficially by the non-employee director, by his or her spouse, or by trusts for the benefit of the non-employee director, his or her spouse, or members of his or her immediate family; shares held in a 401(k) or deferred compensation plan for the benefit of the non-employee director; the after-tax value of RSUs held by the non-employee director, whether vested or unvested; the after-tax value of “earned” performance-based shares or performance-based restricted stock units (“PSUs”) held by the non-employee director, whether or vested or unvested; and the after-tax value of vested, in-the-money stock options held by the non-employee director. Each non-employee director is expected to meet the requirements set forth in the Stock Ownership Guidelines by the fifth anniversary of his or her first appointment or election as a non-employee director.

Director Compensation During 2019

The following table sets forth a summary of the compensation paid to our non-employee directors pursuant to the Company’s compensation policies for the year ended December 31, 2019.

	Fees
	Earned
	or Paid in	Stock	All Other
	Cash	Awards	Compensation	Total
Name	($)	($)(1)	($)	($)
Lyle A. Berman	60,420	154,902	—	215,322
Timothy J. Cope(2)	38,183	—	—	38,183
Ann Dozier	43,297	154,902	—	198,199
Mark A. Lipparelli	110,000	154,902	—	264,902
Anthony A. Marnell III	40,000	154,902	—	194,902
Robert L. Miodunski	87,500	154,902	—	242,402
Neil I. Sell(2)	47,540	—	—	47,540
Terrence L. Wright	96,410	154,902	—	251,312

(1)

Represents full grant date fair value of the awards granted to the non-employee directors in 2019 under Accounting Standards Codification Topic 718. The full grant date fair value is the amount Golden will expense over the awards’ vesting period. The amounts do not reflect the actual amounts that may be realized by the non-employee directors. A discussion of the assumptions used in calculating the stock option award amounts may be found in note 9 to the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019. As of December 31, 2019, our non-employee directors held the following outstanding stock options and RSUs: Mr. Berman, 50,000 stock options and 11,879 RSUs; Ms. Dozier, 11,879 RSUs; Mr. Lipparelli, 49,474 stock options and 11,879 RSUs; Mr. Marnell, 11,879 RSUs; Mr. Miodunski, 50,000 stock options and 11,879 RSUs; and Mr. Wright, 50,000 stock options and 11,879 RSUs.

(2)	Mr. Cope and Mr. Sell did not stand for reelection at our 2019 annual meeting. As of December 31 2019, Mr. Cope held 120,000 stock options and Mr. Sell held 57,500 stock options.

EXECUTIVE OFFICERS

Biographical information for the executive officers of Golden as of the date of this proxy statement (other than our Chairman of the Board and Chief Executive Officer, Blake L. Sartini, whose biographical information is provided above under “Election of Directors”) is set forth below. Executive officers serve at the discretion of our Board of Directors and until their successors have been duly elected and qualified, unless sooner removed by our Board of Directors. There are no family relationships between our directors and executive officers, other than Blake L. Sartini, II, our Senior Vice President of Distributed Gaming, who is the son of Blake L. Sartini.

Executive Officers:

Name	Age	Position
Blake L. Sartini	61	Chairman of the Board and Chief Executive Officer
Charles H. Protell	45	President, Chief Financial Officer and Treasurer
Stephen A. Arcana	55	Executive Vice President and Chief Operating Officer
Thomas E. Haas	59	Senior Vice President of Accounting
Sean T. Higgins	56	Executive Vice President of Government Affairs
Blake L. Sartini, II	34	Senior Vice President of Distributed Gaming

Charles H. Protell joined Golden as Executive Vice President, Chief Strategy Officer and Chief Financial Officer in November 2016. He was promoted to President in August 2019. Mr. Protell also serves as Treasurer for the Company. Prior to joining Golden, Mr. Protell served as managing director at Macquarie Capital’s investment banking group since May 2011, and as co-founder and a managing director at REGAL Capital Advisors from January 2009 until its acquisition by Macquarie Capital in May 2011. Prior to co-founding REGAL Capital Advisors, Mr. Protell held various investment banking roles at Credit Suisse, Deutsche Bank and CIBC World Markets. Mr. Protell received a bachelor of science degree in commerce from the University of Virginia.

Stephen A. Arcana joined Golden as Executive Vice President and Chief Operating Officer in July 2015 in connection with the Sartini Gaming merger. Prior to the merger, Mr. Arcana served as the chief operating officer for Golden Gaming from August 2003 to July 2015. From November 1995 to March 2003, Mr. Arcana held several executive positions with Station Casinos, LLC. Prior to joining Station Casinos, LLC, Mr. Arcana held a variety of hotel operations and food and beverage positions over a ten-year period with the Sands Hotel in Atlantic City, New Jersey. Mr. Arcana received a bachelor of science degree in hotel and restaurant management from Widener University School of Hotel and Restaurant Management in Chester, Pennsylvania.

Thomas E. Haas joined Golden in October 2017 in connection with the acquisition of American Casino & Entertainment Properties LLC (“American”) and was appointed as Senior Vice President of Accounting in March 2018. Mr. Haas had served as senior vice president of finance and principal accounting officer of American since August 2015, and continued to serve in that role following the American acquisition until his promotion to Senior Vice President of Accounting of Golden. Mr. Haas joined American in April 2004 as the director of compliance and was promoted to vice president finance in August 2006. Prior to joining American, Mr. Haas held financial and accounting management positions with Mikohn Gaming, Inc. and GES Exposition Services. Mr. Haas started his career with Deloitte & Touche. Mr. Haas earned a BSBA in accounting and finance from the University of Arizona.

Sean T. Higgins joined Golden as Senior Vice President of Government Affairs and Business Development in March 2016 and was promoted to Executive Vice President of Governmental Affairs and Business Development and Chief Legal Officer in October 2016. Mr. Higgins currently serves as our Executive Vice President of Government Affairs. Prior to joining Golden, Mr. Higgins served as principal of STH Strategies, a firm he founded in early 2015. From August 2011 to January 2015, Mr. Higgins was managing principal of Porter Gordon Silver Communications, a full-service government affairs and business strategic consulting firm. From July 2010 to January 2015, Mr. Higgins was a partner in the law firm of Gordon Silver. Prior to that, Mr. Higgins spent 17 years as general counsel and head of government affairs for a multijurisdictional gaming company. Mr. Higgins received his law degree from Santa Clara University School of Law and his undergraduate degree in business administration from Southern Methodist University. He is licensed to practice law in the state of Nevada.

Blake L. Sartini II joined Golden as Senior Vice President of Distributed Gaming in July 2015 in connection with the Sartini Gaming merger. In his current position, he oversees all distributed gaming operations in Nevada and Montana, as well as the Nevada tavern locations operating under the brand names PT’s, Sierra Gold, SG Bar and Sean Patrick’s. From January 2010 until the merger, Mr. Sartini II served in various roles with Sartini Gaming, including as Vice President of Operations for Golden Route Operations, LLC (“GRO”), a subsidiary of Sartini Gaming, from September 2014, as assistant director for GRO from January 2012 to September 2014, and as a marketing manager from January 2010 to January 2012. Prior to joining Sartini Gaming, Mr. Sartini II served as senior business associate with the Ultimate Fighting Championship for its international event operations and talent relations in the United Kingdom. Mr. Sartini II received a bachelor of science degree in business administration from Chapman University in Orange, California.

OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following table contains information about the beneficial ownership of our common stock as of April 1, 2020 for (i) each shareholder known by us to beneficially own more than 5% of our common stock, (ii) each of our current directors, (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group. The percentage of ownership indicated in the following table is based on 28,050,707 shares of our common stock outstanding on April 1, 2020.

Information with respect to beneficial ownership has been furnished by each director and executive officer, and with respect to beneficial owners of more than 5% of our common stock, by Schedules 13D and 13G filed with the SEC by them. Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after April 1, 2020 are deemed outstanding, as well as any shares of common stock that such person has the right to acquire upon the vesting of restricted stock units within 60 days after April 1, 2020, while such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise indicated, the mailing address of each shareholder is c/o Golden Entertainment, Inc., 6595 S. Jones Boulevard, Las Vegas, Nevada 89118.

Directors and Executive Officers	Number of Shares	Percentage
Blake L. Sartini(1)	7,063,164	24.4%
Lyle A. Berman(2)	1,293,576	4.6%
Ann Dozier	—	*
Mark A. Lipparelli(3)	61,592	*
Anthony A. Marnell III(4)	895,091	3.2%
Robert L. Miodunski(5)	77,952	*
Terrence L. Wright(6)	55,452	*
Charles H. Protell(7)	392,261	1.4%
Stephen A. Arcana(8)	399,171	1.4%
Sean T. Higgins(9)	201,963	*
Blake L. Sartini, II(10)	1,004,194	3.6%
All directors and executive officers as a group (12 persons)	11,455,521	38.3%

*	Represents beneficial ownership of less than 1.0% of the outstanding shares of common stock
(1)

Includes (a) 6,172,887 shares of common stock held by The Blake L. Sartini and Delise F. Sartini Family Trust (the “Sartini Trust”), of which Mr. Sartini is a co-trustee. Mr. Sartini shares the power to vote and dispose of such shares with his spouse, Delise F. Sartini, who is also a co-trustee of the Sartini Trust, (b) options to purchase 845,833 shares of common stock that may be exercised within 60 days of April 1, 2020, and (c) 44,444 shares of common stock held by Mr. Sartini. Excludes 750,000 shares of common stock held by D’Oro Holdings, LLC, for which the Sartini Trust and Mr. and Mrs. Sartini have disclaimed any beneficial ownership. Blake L. Sartini, II, the adult son of Mr. and Mrs. Sartini, is the sole manager of D’Oro Holdings, LLC (“D’Oro Holdings”) with sole power to vote and dispose of such shares.

(2)

Includes (a) 875,293 shares of common stock held by the Lyle A. Berman Revocable Trust, all of which have been pledged as collateral as described below, (b) options to purchase 50,000 shares of common stock that may be exercised within 60 days of April 1, 2020, (c) 211,403 shares of common stock held by Berman Consulting Corporation, a corporation wholly owned by Mr. Berman, and (d) 156,880 shares of common stock held by the Lyle A. Berman Roth IRA.

(3)	Includes (a) options to purchase 49,474 shares of common stock that may be exercised within 60 days of April 1, 2020, and (b) 12,118 shares of common stock held by Mr. Lipparelli.
(4)

Includes (a) 116,067 shares of common stock held by Mr. Marnell, (b) 651,611 shares of common stock held by the AM3 2012 Trust, of which Mr. Marnell is the co-trustee, and in such capacity holds sole power to vote and dispose of such shares, (c) 93,418 shares of common stock held by the Alisa Marnell Trust, of which Mr. Marnell is the co-trustee, and in such capacity holds sole power to vote and dispose of such shares, and (d) 33,995 shares of common stock held by the Lyndy Marnell 2003 Trust, of which Mr. Marnell is the spouse of the trustee. Mr. Marnell disclaims beneficial ownership of the shares held by the AM3 2012 Trust, Alisa Marnell Trust and Lyndy Marnell 2003 Trust.

(5)	Includes (a) options to purchase 50,000 shares of common stock that may be exercised within 60 days of April 1, 2020, and (b) 27,952 shares of common stock held by Mr. Miodunski.
(6)	Includes (a) options to purchase 50,000 shares of common stock that may be exercised within 60 days of April 1, 2020, and (b) 5,452 shares of common stock held by Mr. Wright.
(7)	Includes (a) options to purchase 238,542 shares of common stock that may be exercised within 60 days of April 1, 2020, and (b) 153,719 shares of common stock held by Mr. Protell.
(8)	Includes (a) options to purchase 380,417 shares of common stock that may be exercised within 60 days of April 1, 2020, and (b) 18,754 shares of common stock held by Mr. Arcana.
(9)	Includes (a) options to purchase 192,187 shares of common stock that may be exercised within 60 days of April 1, 2020, and (b) 9,776 shares of common stock held by Mr. Higgins.
(10)

Includes (a) options to purchase 235,000 shares of common stock that may be exercised within 60 days of April 1, 2020, (b) 19,194 shares of common stock held by Mr. Sartini II, and (c) 750,000 shares of common stock held by D’Oro Holdings, of which Mr. Sartini, II is sole manager with sole power to vote and dispose of such shares. Certain family trusts, of which Mr. Sartini II is the trustee, are the sole members of D’Oro Holdings. Mr. Sartini II disclaims beneficial ownership of the shares held by D’Oro Holdings except to the extent of his pecuniary interest therein.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

Golden owns and operates a diversified entertainment platform, consisting of a portfolio of gaming assets that focus on resort casino operations and distributed gaming (including gaming in our branded taverns). We conduct our business through two reportable operating segments: Casinos and Distributed Gaming. In our Casinos segment, we own and operate ten resort casinos, nine in Nevada (including The STRAT Casino, Hotel & SkyPod on the Las Vegas Strip) and one in Maryland. Our Distributed Gaming segment involves the installation, maintenance and operation of slots and amusement devices in non-casino locations such as restaurants, bars, taverns, convenience stores, liquor stores and grocery stores in Nevada and Montana, and the operation of branded taverns targeting local patrons located primarily in the greater Las Vegas, Nevada metropolitan area.

The information contained in this Compensation Discussion and Analysis (“CD&A”) and the executive compensation disclosures below is provided for the individuals who were our named executive officers for 2019, who we refer to collectively as the “NEOs”:

•	Blake L. Sartini, Chief Executive Officer and Chairman of the Board of Directors;
•	Charles H. Protell, President, Chief Financial Officer and Treasurer;
•	Stephen A. Arcana, Executive Vice President and Chief Operating Officer;
•	Sean T. Higgins, Executive Vice President of Government Affairs; and
•	Blake L. Sartini, II, Senior Vice President of Distributed Gaming.

Executive Summary—Golden Executive Compensation Program

The Compensation Committee has designed our compensation programs and practices to drive financial performance and senior management focus on our business strategy. Our compensation programs and practices are intended to reward superior corporate performance and provide long-term incentives to employees in roles critical to our future.

Our Compensation Committee has adopted a number of practices and policies designed for a company our size and the marketplace in which we compete for executive talent, all to create an executive compensation program that places a significant emphasis on “pay-for-performance.” Our Compensation Committee selects and engages its own independent advisor, and engaged Aon to serve as its independent compensation consultant for 2019. The Compensation Committee reviewed external market data and peer group data with its independent consultant, and designed our executive compensation program to link executive pay to Company performance and to shareholder interests, by weighting total target compensation to the achievement of corporate performance metrics and strong stock price performance.

Annual Incentive Bonuses Our Compensation Committee approved a 2019 performance-based annual incentive program (the “2019 Annual Incentive Program”). Our NEOs’ target incentive opportunities were set consistent with competitive market levels. The 2019 Annual Incentive Program was based on Adjusted EBITDA. Payout opportunities ranged from 0% to 200% of target. We achieved Adjusted EBITDA at 98.0% of the performance target, resulting in a payout of 93.2% of target for our NEOs. However, the Company decided to not pay the resulting NEO bonuses at this time to conserve cash and help mitigate the impact of the COVID-19 outbreak on our business.

Long-Term Incentive Awards. Our Compensation Committee approved a 2019 long-term incentive structure for our NEOs consisting of 50% RSUs (vesting over three years in equal installments) and 50% PSUs (earned based on two-year average Adjusted EBITDA performance and the average two-year ratio of net debt-

to- Adjusted EBITDA). Payout opportunities range from 0% to 200% of target. The number of earned PSUs based on the two-year average Adjusted EBITDA performance is subject to a potential 15% reduction based on the two-year average net debt-to-Adjusted EBITDA ratio. The number of earned shares is then subject to an additional one-year vesting period, with such shares vesting on the third anniversary of the grant date. For additional information, please reference “2019 Executive Compensation Decisions—2019 Long-Term Equity Incentive Awards” below.

Executive Employment Agreements. We have entered into employment agreements with each of our NEOs. These agreements do not have “single trigger” severance payments owing solely on account of the occurrence of a change in control event, nor do they provide tax gross-ups for “excess parachute payments.” See “—Executive Employment Agreements” below.

Stock Ownership Guidelines. Our Compensation Committee has adopted Stock Ownership Guidelines applicable to our executive officers and senior vice presidents. Under the Stock Ownership Guidelines, our executive officers and senior vice presidents are expected to own shares of our common stock with a market value equal to: for the Chief Executive Officer, six times his annual base salary; for each of the Chief Operating Officer and the Chief Financial Officer, three times his annual base salary; for the Executive Vice President of Government Affairs, two times his annual base salary; and for other executives, one times his or her annual base salary. For a description of the Stock Ownership Guidelines, including the treatment of outstanding equity awards under the ownership criteria in the Stock Ownership Guidelines, please see “—Stock Ownership Guidelines” below.

Executive Compensation Program Objectives

The primary objectives of our executive compensation program are: (1) our executive compensation program should be competitive with compensation paid by companies in the same market in which we compete for executive talent; (2) our compensation program should align executive compensation with our corporate strategies, business objectives and the interests of our shareholders by rewarding successful execution of our business plan and key corporate objectives; and (3) the majority of executives’ total compensation should be in the form of variable compensation, comprised of annual cash incentive awards and long-term equity incentive awards, with compensation dependent upon corporate performance results and the creation of long-term shareholder value.

The COVID-19 outbreak, subsequent restrictions on travel, movement and public gatherings imposed by state and national mandates, and the resultant negative impact on the performance metrics of our executive compensation program for 2020 may require the Compensation Committee to consider and possibly adopt alternative structures, practices and policies for our executive compensation program other than those described above as a result of this potential impact.

Setting Executive Compensation

Role of the Compensation Committee

The Compensation Committee operates under a written amended and restated charter adopted by the Board of Directors. The Compensation Committee is responsible for reviewing periodically our compensation plans, philosophy and programs, and overseeing the evaluation and compensation of our executive officers. The Compensation Committee also administers our incentive compensation plans.

Our executive compensation program is reviewed annually by the Compensation Committee. In the first quarter of each year, the Compensation Committee reviews the performance of each of our executive officers during the previous year. At this time, the Compensation Committee also reviews our actual corporate performance for the prior year and makes the final annual incentive payment determinations based on such performance and the Compensation Committee’s evaluation of each executive’s individual performance for the prior year. In connection with this annual review, the Compensation Committee also reviews and adjusts, as appropriate, base salaries and annual target bonus levels for the NEOs and reviews and grants long-term equity incentive awards to the NEOs, in each case based on the Compensation Committee’s performance evaluations, competitive market data provided by its independent compensation consultant, and other factors considered appropriate by the Compensation Committee, including internal pay equity. During the year, the Compensation Committee may also evaluate and make compensation adjustments or grants of additional discretionary bonuses and/or long-term incentive awards to our executives and certain other eligible employees, as and to the extent deemed appropriate by the Compensation Committee. The Compensation Committee is supported by management and its independent compensation consultant, as further described below.

Compensation Determination Process

The Compensation Committee determines each element of an executive’s initial compensation package within the framework of the objectives of its executive compensation program based on numerous factors, including:

•	The individual’s particular background, track record and circumstances, including training and prior relevant work experience;
•	The individual’s role with us and the compensation paid to similar persons in the peer companies represented in the compensation data that the Compensation Committee reviews;
•	The demand for individuals with the specific expertise and experience of the executive;
•	Internal equity among the executive group;
•	Performance goals and other expectations for the position; and
•	Uniqueness of industry skills.

In general, the terms of our executive employment agreements are initially negotiated by management and legal counsel for the Company. The agreements for executives over whose compensation the Compensation Committee has authority are presented to the Compensation Committee for its consideration and approval.

During the review and approval process for the employment agreements for executives under its purview, and during its annual review of executive compensation, the Compensation Committee considers the appropriate amounts for each component of compensation and the compensation design appropriate for the individual executive. We seek to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives. In determining each element of compensation for any given year, the Compensation Committee considers and determines each element individually and then reviews the resulting total compensation and determines whether it is reasonable and competitive.

Role of Management

The Compensation Committee relies on input and recommendations of our Chief Executive Officer when evaluating factors relative to the compensation of the NEOs. Our Chief Executive Officer provides the Compensation Committee with his assessment of the performance of these individuals and his perspective on the factors described above in developing his recommendations for their compensation, including salary adjustments, cash bonuses and equity incentives. The Compensation Committee discusses our Chief Executive Officer’s recommendations, reviews competitive market data from our independent consultant, and then approves or modifies the recommendations in collaboration with the Chief Executive Officer.

Our Chief Executive Officer’s compensation is determined solely by the Compensation Committee, which approves any adjustments to his base salary, cash bonus or equity incentives from year to year. The Compensation Committee reviews the Chief Executive Officer’s performance for the year and competitive market data from our independent consultant, and makes determinations regarding his compensation independently and without him present. As required by the Nasdaq listing standards, the Chief Executive Officer does not participate in deliberations concerning, or vote on, his compensation arrangements.

In addition to recommendations put forth by our Chief Executive Officer, other members of our executive team are involved in the compensation process by assembling data to present to the Compensation Committee.

Other members of our executive management team also may attend portions of the Compensation Committee meetings from time to time.

Role of the Independent Compensation Consultant

For 2019, the Compensation Committee engaged Aon, an independent compensation consultant, to provide independent executive compensation advisory services, including establishing an appropriate peer group for setting 2019 compensation and conducting a 2019 annual total compensation study for executive and key manager positions. Aon did not provide any other services to us in 2019 beyond its engagement as an advisor to the Compensation Committee on executive and director compensation matters. After review and consultation with Aon and management, the Compensation Committee determined that Aon was independent and that there was no conflict of interest resulting from retaining Aon during the year ended December 31, 2019. In reaching these conclusions, the Compensation Committee considered the factors set forth in Exchange Act Rule 10C-1 and Nasdaq listing standards.

Peer Companies and Competitive Market Data

The Compensation Committee annually approves a peer group to be used for comparative market data as well as executive compensation program design. The peer group is constructed with input from the Compensation Committee’s independent compensation consultant and management, and is ultimately approved by the Compensation Committee after review. In late 2018, the Compensation Committee worked with Aon to assess the Company’s peer group and determined that no changes should be made from the Company’s 2018 peer group.

The peer group used by the Compensation Committee for purposes of determining 2019 compensation for the NEOs consisted of the following 10 companies in the gaming and hospitality industries: Boyd Gaming Corporation; Choice Hotels International, Inc.; Churchill Downs Incorporated; Eldorado Resorts, Inc.; The Marcus Corporation; Monarch Casino & Resort, Inc.; Penn National Gaming, Inc.; Pinnacle Entertainment, Inc.; Red Rock Resorts, Inc.; and Vail Resorts, Inc. The Compensation Committee used this peer group in connection with its evaluation of competitive target total compensation opportunities for executive officers in early 2019.

Although the Compensation Committee maintains the peer group for executive compensation purposes, the peer group compensation data is limited to publicly available information and therefore does not necessarily provide sufficient comparisons for all officers by position as is offered by more comprehensive survey data, which has the advantage of including data on executive positions beyond what is available in public filings. In light of this, in setting 2019 compensation, the Compensation Committee also reviewed survey data for certain positions from various published total compensation surveys, which consisted of companies throughout the United States. With respect to the survey data presented to the Compensation Committee, the identities of the individual companies included in the survey were not provided to the Compensation Committee, and the Compensation Committee did not refer to individual compensation information for such companies. We believe that by utilizing both the peer group and the survey data, the Compensation Committee is able to review an appropriate set of competitive data for use in making compensation decisions for all NEOs.

While the Compensation Committee reviews the foregoing comparable company data as it makes its executive compensation decisions, the Compensation Committee does not attempt to set our base salary or annual incentive target levels at a certain target percentile with respect to that data or otherwise rely entirely on that data to determine NEO compensation levels. Instead, the Compensation Committee members rely on their judgment and experience in setting those compensation levels and making those awards, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning. In setting the annual incentive targets, the Compensation Committee intends to allow performance to determine actual or realized annual incentive compensation. Actual incentive compensation may therefore be above or below the target based on performance.

The allocation of an executive’s target total cash compensation and his annual long-term incentive awards may vary from year to year. However, the Compensation Committee believes that all executive officers should have a significant amount of their total compensation package in the form of performance-based incentive compensation (annual cash bonus incentives) and long-term incentive compensation (long-term equity-based awards).

The compensation levels of the NEOs reflect to a significant degree the varying roles and responsibilities of our executives. As a result of the Compensation Committee’s assessment of Mr. Sartini’s roles and responsibilities within our company, there is a significant compensation differential between him and the other NEOs.

Key Elements of Executive Compensation Program

The three key elements of our executive compensation program are: (1) Base Salary, providing a market-based level of salary for performance of an executive’s primary responsibilities; (2) Annual Incentive Program, providing annual cash incentives and creating a direct link between executive compensation and short-term company performance; and (3) Long-Term Equity Incentives, focusing executives on the enhancement of long-term shareholder value, encouraging equity ownership and providing retention incentives to key executive talent. All of these elements of compensation are taken into account when compensation decisions are made by the Compensation Committee.

2019 Executive Compensation Decisions

Base Salary

During 2019, the base salaries of Messrs. Sartini, Arcana, Higgins and Sartini II remained unchanged from 2018 levels at $1,000,000 per year, $600,000 per year, $450,000 per year and $425,000 per year, respectively. Mr. Protell’s base salary increased from $600,000 to $750,000 per year upon his promotion to President in August 2019. Any future adjustments to base salary for our NEOs will be reflective of factors such as the scope of their responsibilities, background, track record, training and experience, as well as competitive external market positioning and the overall market demand for such executives. As with total executive compensation, we intend that executive base salaries should be competitive with the range of salaries for executives in similar positions and with similar responsibilities. An executive’s base salary will be evaluated together with components of the executive’s other compensation to ensure that the executive’s target and actual total compensation are consistent with our overall compensation philosophy.

Annual Incentive Program

Under Golden’s 2019 Annual Incentive Program, each NEO’s annual bonus is generally tied to corporate goals established at the beginning of each fiscal year by the Compensation Committee, and if there is more than one corporate performance goal, with the relative weightings between those goals also approved by the Compensation Committee. A portion of an NEO’s annual bonus may also be determined in the discretion of the Compensation Committee based on the participant’s individual performance and such other factors as the Compensation Committee deems appropriate. A participant must generally remain employed through the date of payment of his or her annual bonus under the annual incentive program in order to remain eligible to receive such bonus.

The 2019 Annual Incentive Program provided annual bonus opportunities for the NEOs and other employees designated as participants by the Compensation Committee. The methodology for determining annual bonuses under the 2019 Annual Incentive Program was designed to motivate and reward participants for their contributions to Golden, based on corporate performance. Target bonuses under the 2019 Annual Incentive Program for the NEOs were as follows: Mr. Sartini, 125% of base salary; Messrs. Protell and Arcana, 100% of base salary; Mr. Higgins, 65% of base salary; and Mr. Sartini II, 50% of base salary.

Under the 2019 Annual Incentive Program, 100% of each NEO’s annual bonus was based on achievement relative to Adjusted EBITDA performance goals approved by the Compensation Committee. We measured performance based on Adjusted EBITDA because it is an objective and quantifiable measurement for the Company’s financial performance that we believe is appropriate to provide meaningful comparison of our financial performance to past financial performance, as well as to others within the industry and is the primary driver of enhanced value for our shareholders. The potential payout level for each executive’s annual bonus could range from between 0% and 200% of his target bonus, based on the Company’s actual achievement of Adjusted EBITDA.

The Compensation Committee set “threshold,” “target,” and “maximum” performance levels for Adjusted EBITDA achievement, with 0% payouts resulting from performance below the “threshold” level, 50% payouts resulting from performance at the “threshold” level, 100% payouts resulting from performance at the “target” level and 200% payouts resulting from performance at or above the “maximum” level, with linear interpolation for Company performance between achievement levels. The Compensation Committee may, in its discretion, reduce an annual incentive award otherwise payable to an executive officer based on such objective or subjective determinations as the Compensation Committee determines to be appropriate.

The Compensation Committee set the threshold performance level at $163,600,000, representing 85% of target Adjusted EBITDA, the target performance level at $192,500,000, and the maximum performance level at $221,400,000, representing 115% of target Adjusted EBITDA.

Golden’s Adjusted EBITDA performance for fiscal 2019 as calculated under the 2019 Annual Incentive Program was $188,571,000, or 98% of the approved target level. Because we achieved Adjusted EBITDA of 98.0% of the performance target, the Compensation Committee approved payouts of 93.2% of each NEO’s target opportunity, based on the approved payout scale discussed earlier.

The Company has determined not to pay the resulting bonuses to the NEOs at this time in order to conserve cash and mitigate the impact of the COVID-19 outbreak on its business. However, the bonuses that were earned at that achievement level are reflected in the Summary Compensation Table below.

For purposes of the 2019 Annual Incentive Program, “Adjusted EBITDA” means the Company’s consolidated net income for 2019, plus interest expense, federal, state, local and foreign income taxes (net of any federal, state, local and foreign income tax credits), depreciation and amortization expense, stock-based compensation expense, any fees and expenses related to completed or proposed acquisitions or dispositions or any amendments to the Company’s credit facilities or any loan documents thereunder, pre-opening losses, charges and expenses relating to the opening of new locations operated, or to be operated, by the Company or any subsidiary, any loss on disposal of property and equipment, executive severance and sign-on bonuses, class action litigation expenses, and any non-recurring, non-cash or extraordinary charges reducing consolidated net income, including impairments and other losses; and minus any gain on disposal of property and equipment increasing consolidated net income, any non-recurring or extraordinary gains or charges increasing consolidated net income, any net benefit from federal, state, local and foreign income taxes increasing consolidated net income, and interest income and non-cash gains increasing such consolidated net income. Adjusted EBITDA was calculated excluding the cost of awards payable under the 2019 Annual Incentive Program. For a discussion of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income for fiscal year 2019 and fiscal year 2018, see page 34 of “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 13, 2020.

Long-Term Equity Incentives

Compensation through the annual grants of equity awards under the 2015 Plan is intended to align executives’ and shareholders’ long-term interests by creating a direct link between a portion of executive compensation and increases in the price of our common stock. As is the case when the amounts of base salary and annual incentives are determined, a review of all elements of compensation is conducted by the Compensation Committee when determining equity awards to ensure that total compensation conforms to our overall compensation philosophy and objectives, as described above.

2019 Long-Term Equity Incentive Awards

In connection with the annual executive compensation review conducted with Aon, the Compensation Committee approved the same long-term incentive structure as 2018. Specifically, the Compensation Committee awarded 50% of each executive’s target long-term incentive value in the form of RSUs and 50% of such value in the form of PSUs for a “target” number of shares.

The RSUs will vest over three years in equal installments on each anniversary of the date of grant. The RSUs will be eligible for accelerated vesting on the terms described in each executive officer’s respective employment agreement with the Company. For information about the accelerated vesting provisions that apply to these awards under the employment agreements with the NEOs, please see “Executive Employment Agreements” below.

Mr. Protell was promoted to the President role in August 2019. In conjunction with his promotion, on August 5, 2019, the Committee approved a one-time promotional RSU grant of 100,000 shares subject to five-year cliff vesting (vesting only occurs if Mr. Protell continues to render services through the fifth anniversary of the grant date). Mr. Protell is vitally important to the future of our Company and the five-year fixed vesting schedule enhances our ability to maintain his leadership through August 2024.

The PSUs that will be eligible to vest will be determined based on the Company’s attainment of performance goals set (or to be set) by the Compensation Committee for each of 2019 and 2020. The percentage achievement for each year relative to the performance objective for such year will be averaged at the end of the two-year period and applied to the “target” number of PSUs granted to each executive officer. The Compensation Committee believes that setting performance goals for one year periods will allow the Compensation Committee to set challenging targets that better reflect the Committee’s expectations and any changes in the Company’s business from year to year, and will minimize the potential risk of either windfall payouts or retention issues that could be associated with setting less precise performance goals that cover a full two-year period. In addition, the two-year average of the financial objectives requires sustained long-term performance for payouts. The PSUs will be eligible to vest based on the following methodology:

•

The performance goals for purposes of the PSUs will be the same as those that are set by the Compensation Committee for purposes of the Company’s annual incentive program, and the Adjusted EBITDA objectives for 2019 for purposes of the PSUs were the same as those discussed above in connection with the 2019 Annual Incentive Program.

•

At “threshold” performance, 50% of the “target” number of PSUs will be eligible to vest, at “target” performance, 100% of the “target” number of PSUs will be eligible to vest, and at “maximum” performance, 200% of the “target” number of PSUs will be eligible to vest, with linear interpolation applied between performance levels.

•

The average achievement percentage determined for the two-year period will be subject to a reduction of 15% if the Company’s average ratio of net debt-to-Adjusted EBITDA for 2019 and 2020 exceeds a maximum ratio set by the Compensation Committee.

•

Following the two-year performance period, the number of “vesting eligible” PSUs will then be subject to one additional year of time-based vesting and will vest on March 14, 2022 (the third anniversary of the date of grant), subject to the executive’s continued employment through such vesting date.

PSUs granted beginning in 2018 are excluded from the accelerated vesting terms of the employment agreements with the NEOs. Instead, the accelerated vesting of those awards is governed by the terms of the award agreements. In the event of an executive officer’s termination without “cause” or resignation in connection with a “constructive termination,” or a termination upon the executive’s death or disability, PSUs will remain eligible to vest based on the actual performance achieved under the terms of the awards, or, if such termination occurs following December 31, 2019, the “performance-adjusted vesting eligible” PSUs will vest on the date of termination. In the event of a change in control, the number of “performance-adjusted vesting eligible” PSUs will be determined as of the date of the change in control in accordance with the award agreement (with the performance achievement percentages based on actual performance for any completed year and “target” performance for any incomplete year), and the resulting number of “performance-adjusted vesting eligible” PSUs will vest on the third anniversary of the date of grant (subject to earlier acceleration in the event of a qualifying termination, as described above). If the PSUs are not assumed by the acquirer of the Company in a change in control, the number of “performance-adjusted vesting eligible” PSUs will vest in full immediately prior to the consummation of the change in control transaction. The terms cause, constructive termination and disability have the meanings given to such terms in each executive’s respective employment agreement and the term change in control has the meaning given to such term in the 2015 Plan.

On March 18, 2019, the Compensation Committee approved awards of RSUs and PSUs to the Company’s named executive officers pursuant to the long-term equity incentive structure. The amounts of the RSUs granted to the named executive officers were: Blake L. Sartini, 88,465 shares; Charles H. Protell, 37,155; Stephen A. Arcana, 37,155 shares; Sean T. Higgins, 19,905 shares; and Blake L. Sartini, II, 18,803 shares. The “target” number of PSUs granted to the named executive officers were: Blake L. Sartini, 88,465 shares; Charles H. Protell, 37,155; Stephen A. Arcana, 37,155 shares; Sean T. Higgins, 19,905 shares; and Blake L. Sartini, II, 18,803 shares.

The long-term incentive awards granted to the NEOs in 2019 are listed in the “Grants of Plan-Based Awards” table below.

2018 PSU Awards

In 2018, the Compensation Committee awarded PSUs to the NEOs. The number of PSUs that could be earned was based on the average performance for 2018 and 2019. The structure of the 2018 PSU grants was identical to the structure of the 2019 PSU grants described above.

On March 18, 2020, the Compensation Committee certified the Company’s results for the 2018 PSU awards and determined that 70.4% of the "target" awards granted to the NEOs were “earned” based on the Company’s performance during 2018 and 2019 and will be eligible to vest on March 14, 2021, subject to their continued employment through such date. The payout calculation is as follows:

PSU Award Achievement
Percentage of Adjusted EBITDA Target achieved for 2019	98.0%	(1)
Percentage of Adjusted EBITDA Target achieved for 2018	84.3%	(2)
Average achievement for 2018 and 2019	91.1%
Net Leverage Modifier	100.0%	(3)
Final PSU Award Payout as a % of Target	70.4%	(4)
(1)

The Adjusted EBITDA objectives for purposes of the 2018 PSUs for 2019 were the same as those described above in connection with the 2019 Annual Incentive Program. As described above, Golden's Adjusted EBITDA as calculated for this purpose was 98% of target Adjusted EBITDA for 2019

(2)

The Adjusted EBITDA objectives for purposes of the 2018 PSUs for 2018 were as follows: threshold performance level at $159,630,000, representing 85% of target Adjusted EBITDA, the target performance level at $187,800,000, and the maximum performance level at $215,970,000, representing 115% of target Adjusted EBITDA. Golden's Adjusted EBITDA as calculated for this purpose was 84.3% of target Adjusted EBITDA for 2018.

(3)

The average achievement percentage determined for the two-year period was subject to a reduction of 15% if the Company’s average ratio of net debt-to-Adjusted EBITDA for 2019 and 2020 exceeded 5.75x. The Company's net debt-to-Adjusted EBITDA ratio for 2018 and 2019 was 5.4x and 5.7x, respectively. As a result, the average net debt-to-Adjusted EBITDA ratio was 5.5x, and therefore no reduction was imposed.

(4)

Determined by linear interpolation of 91.1% performance achievement between the “threshold” and “target” payout opportunities. Earned shares from the 2018 PSU grant are subject to an additional one-year vesting through March 14, 2021.

Based on the attained payout factor of 70.4%, the NEOs will be eligible to vest in the following number of shares subject to the 2018 PSUs on March 14, 2021: Blake L. Sartini, 30,905 shares; Charles H. Protell, 12,980 shares; Stephen A. Arcana, 12,980 shares; Sean T. Higgins, 6,953 shares; and Blake L. Sartini, II, 6,567 shares.

The 2018 PSUs are eligible for the same accelerated vesting as described above with respect to the 2019 PSUs.

Other Benefits

We provide our executives with the following types of other benefits: (1) perquisites; (2) health, dental, life, and disability insurance; and (3) retirement benefits. We will periodically review the levels of perquisites and other individual benefits provided to executive officers to ensure they fit within the overall compensation philosophy and competitive external market practices. From time to time, we may also agree to pay sign-on bonuses to executives who agree to commence employment with us.

Perquisites. Pursuant to the terms of their employment agreements, we provide certain perquisites to our NEOs. Each NEO is entitled to an allowance for health insurance premiums, participation in the executive supplemental health insurance program, and term life insurance and disability coverage at our expense. In addition, Messrs. Sartini, Protell, Arcana and Sartini II are entitled to reimbursement of country club dues, reimbursement of disability coverage and reimbursement of personal automobile lease and related expenses, and Mr. Sartini is also entitled to reimbursement of premiums under certain individually-obtained life insurance policies (not to exceed $200,000 annually). With respect to Messrs. Sartini, Arcana and Sartini II, these perquisites were in effect for them prior to their joining the Company in connection with the Sartini Gaming merger in 2015.

Health, Dental, Life and Disability Insurance. We offer all of our regular employees, including the NEOs, health, life, disability and dental insurance.

Retirement Benefits. All of our regular employees, including the NEOs, who meet certain defined requirements may participate in our 401(k) plan. We have the discretion to match employee contributions. Under our current matching policy, we match one-fourth of the first four percent of gross earnings contributed by our employees, up to a maximum match of one percent. Our Board of Directors has discretion to make additional contributions to our 401(k) plan.

Employment Agreements

We have entered into employment agreements with each of the NEOs that provide for certain severance benefits in the event that an NEO’s employment is involuntarily or constructively terminated. We recognize the challenges executives often face securing new employment following termination. To mitigate these challenges and to secure the focus of the management team on our affairs, all executive officers are entitled to receive severance payments under their employment agreements upon certain types of termination. The terms of these employment agreements are described below under “—Executive Employment Agreements.” We believe that reasonable severance benefits for our executive officers are important because there may be limited opportunities for our executive officers to find comparable employment within a short period of time following certain qualifying terminations. In addition to normal severance, we provide Mr. Sartini with enhanced benefits in the event of a qualifying termination following a change-in-control as a means of reinforcing and encouraging his continued attention and dedication to his duties without personal distraction or conflict of interest in circumstances that could arise from the occurrence of a change-in-control. We believe that the interests of shareholders are best served if the interests of our senior management are aligned with them, and providing change-in-control benefits for Mr. Sartini should eliminate any reluctance to pursue potential change-in-control transactions that may be in the best interests of shareholders.

We also extend severance benefits because they are essential to help the Company fulfill the objectives of attracting and retaining key leadership and managerial talent. These agreements are intended to be competitive within our industry and company size and to attract highly qualified individuals and encourage them to be retained by us. While these arrangements form an integral part of the potential total compensation provided to these individuals and are considered by the Compensation Committee when determining executive compensation, the decision to offer these benefits does not influence the Compensation Committee’s determinations concerning other levels of pay or benefits.

Consideration of Say-on-Pay Vote Results

At the 2019 annual meeting of shareholders, the shareholders approved, on an advisory basis, the compensation of our NEOs at that time, as disclosed pursuant to the compensation disclosure rules of the SEC, with over 98% of shareholder votes cast in favor of our say-on-pay resolution (excluding abstentions and broker non-votes). As the Compensation Committee evaluated our executive compensation policies and practices following the 2019 annual meeting of shareholders, the committee was mindful of the strong support our shareholders expressed for our compensation philosophy and objectives. As a result, the Compensation Committee decided to retain our general approach to executive compensation, with an emphasis on incentive compensation that rewards our executive officers when they deliver value for our shareholders. The Compensation Committee will continue to consider the outcome of say-on-pay advisory votes when making future compensation decisions for the NEOs.

Stock Ownership Guidelines

In March 2018, the Compensation Committee adopted Stock Ownership Guidelines applicable to our executive officers and senior vice presidents. Under the Stock Ownership Guidelines, our executive officers and senior vice presidents are expected to own Golden common stock with a market value equal to: for the Chief Executive Officer, six times his annual base salary; for each of the Chief Operating Officer and the Chief Financial Officer, three times his annual base salary; for the Executive Vice President of Government Affairs, two times his annual base salary; and for other executives, one times his or her annual base salary. Under the Stock Ownership Guidelines, applicable ownership of common stock includes: shares held of record or beneficially by the executive, by his or her spouse, or by trusts for the benefit of the executive, his or her spouse, or members of his or her immediate family; shares held in a 401(k) or deferred compensation plan for the benefit of the executive; the after-tax value of RSUs held by the executive, whether vested or unvested; the after-tax value of “earned” performance-based shares or PSUs held by the executive, whether vested or unvested; and the after-tax value of vested, in-the-money stock options held by the executive. Each executive is expected to meet the requirements set forth in the Stock Ownership Guidelines by the fifth anniversary of his or her first appointment to such office.

Policy Regarding Certain Transactions in Company Securities

Our Insider Trading Policy prohibits our directors, officers and employees from engaging in the following transactions: (i) short sales of our securities and (ii) buying or selling puts or calls or other publicly traded options with respect to our securities. Aside from such prohibitions, we do not maintain any other policies regarding hedging transactions by our directors, officer and employees.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code placed a limit of $1 million on the annual amount of compensation that publicly held companies may deduct for federal income tax purposes for “covered employees.” Prior to the Tax Cuts and Jobs Act of 2017, covered employees generally consisted of our Chief Executive Officer and each of the next three highest compensated officers serving at the end of the taxable year other than our Chief Financial Officer, and compensation that qualified as “performance-based” under Section 162(m) was exempt from this $1 million deduction limitation. As part of the Tax Cuts and Jobs Act of 2017, the ability to rely on this exemption was, with certain limited exceptions, eliminated. In addition, the definition of covered employees was expanded to generally include all named executive officers.

As part of its role, the Compensation Committee has reviewed and considered the deductibility of our executive compensation under Section 162(m) of the Internal Revenue Code.

The Compensation Committee does not necessarily limit executive compensation to the amount deductible under that provision. While we consider the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the Compensation Committee retains the discretion to approve compensation that may not qualify for the compensation deduction if, in light of all applicable circumstances, it would be in our best interest for such compensation to be paid without regard to whether it may be tax deductible.

Although we historically maintained certain performance-based incentive plans that originally were intended to permit the payment of compensation deductible under Section 162(m), subject to the limited transition relief rules in the Tax Cuts and Jobs Act of 2017, we may no longer be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee.

Accounting for Share-Based Compensation

Golden accounts for share-based payments, including its long-term equity incentive program, in accordance with the requirements of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC 718”).

Compensation Committee Report *

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussions with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Golden Entertainment Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019 and in this proxy statement.

The foregoing report is provided by the following directors, who constitute the Compensation Committee.

COMPENSATION COMMITTEE

Robert L. Miodunski (Chair)
Ann Dozier
Terrence L. Wright

*

The material in this report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any of our filings under the Securities Act or the Exchange Act, whether made on, before, or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

2019 Summary Compensation Table

The following table sets forth the compensation for the last three fiscal years awarded to or earned by our NEOs.

		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)

Blake L. Sartini,	2019	1,000,000	—	2,500,020	—	1,164,935	270,711	4,935,666
Chief Executive Officer and	2018	1,000,000	—	2,521,042	—	—	278,821	3,799,863
Chairman of the Board	2017	1,000,000	—	750,000	1,211,800	750,000	333,013	4,044,813

Charles H. Protell,	2019	651,923	—	2,387,000	—	613,554	83,375	3,735,852
President, Chief Financial Officer and Treasurer	2018	558,251	—	1,058,848	—	—	68,377	1,685,476
	2017	500,000	1,700,000	500,000	151,475	—	43,357	2,894,832

Stephen A. Arcana,	2019	600,000	—	1,050,000	—	559,169	88,058	2,297,227
Executive Vice President and	2018	563,266	—	1,058,848	—	—	88,058	1,710,172
Chief Operating Officer	2017	510,000	—	500,000	605,900	306,000	80,785	2,002,685

Sean T. Higgins,	2019	450,000	—	562,516	—	272,595	42,814	1,327,925
Executive Vice President of Government Affairs	2018	450,000	—	567,220	—	—	47,634	1,064,854
	2017	450,000	—	—	454,425	219,375	44,643	1,168,443

Blake L. Sartini, II,	2019	425,000	—	531,372	—	198,039	48,892	1,203,303
Senior Vice President of Distributed Gaming	2018	405,769	—	535,742	—	—	41,834	983,345
	2017	352,405	—	—	454,425	140,625	32,817	980,272

(1)

For Mr. Protell in 2017, represents a $1,000,000 bonus in recognition of performance related to the American acquisition, a $400,000 sign-on bonus as provided for in his employment agreement, and a $300,000 discretionary bonus in recognition of his outstanding performance as our Chief Strategy Officer and Chief Financial Officer in connection with the acquisition and initial integration of American and the financing of the acquisition.

(2)

Represents the grant date fair value of the RSUs and PSUs granted to the NEOs in the applicable fiscal year under ASC 718. The grant date fair value is the amount at the grant date Golden expected to expense over the awards’ vesting period. The amounts do not reflect the actual amounts that may be realized by the executive officers. The grant date fair value of the PSUs granted to the NEOs during 2019 and 2018 was calculated based on the probable achievement of the performance goals as determined at the date of grant, which was determined to be 100% of the target level of performance. The full grant date fair value of the 2019 PSU awards to the NEOs, assuming the highest level of possible performance, is as follows: Mr. Sartini, $2,500,020; Mr. Protell, $2,387,000; Mr. Arcana, $1,050,000; Mr. Higgins, $562,516; and Mr. Sartini II, $531,372, included above. A discussion of the assumptions used in calculating the stock award amounts may be found in note 9 to the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019.

(3)

Represents the grant date fair value of the option awards granted to the NEOs in the applicable fiscal year under ASC 718. The grant date fair value is the amount Golden will expense over the awards’ vesting period. The amounts do not reflect the actual amounts that may be realized by the executive officers. A discussion of the assumptions used in calculating the stock and stock option award amounts may be found in note 9 to the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019.

(4)

Represents amounts earned under our annual incentive program for 2019 and 2017 performance. The Company has determined not to pay the resulting bonuses to the NEOs at this time in order to conserve cash and mitigate the impact of the COVID-19 outbreak on its business. As a result, these bonuses are reflected in the Summary Compensation Table above.

(5)	The following table contains a breakdown of the compensation and benefits included under All Other Compensation for the year ended December 31, 2019:

	Medical Cost Reimbursement	Life Insurance Benefits	Other	Total
	($)	($)	($)(a)	($)
Blake L. Sartini	49,961	186,776	33,974	270,711
Charles H. Protell	46,561	870	35,944	83,375
Stephen A. Arcana	49,973	830	37,256	88,058
Sean T. Higgins	39,341	864	2,609	42,814
Blake L. Sartini, II	27,407	876	20,609	48,892

(a)

For each NEO, amounts shown consist of disability coverage. For Messrs. Sartini, Protell, and Arcana, amounts shown also consist of an automobile allowance and country club dues. For Mr. Sartini II, amounts shown also consist of an automobile allowance.

2019 Grants of Plan-Based Awards Table

The following table sets forth information regarding the Company’s 2019 Annual Incentive Program, the grants by the Company of long-term incentive awards with respect to shares of the Company’s common stock to our NEOs during the year ended December 31, 2019.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of	Grant Date Fair Value of Stock and Option
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)(3)	Options (#)	Option Awards ($ / SH)	Awards ($)(4)
Blake L. Sartini	—	—	625,000	1,250,000	2,500,000	—	—	—	—	—	—	—
	3/18/2019	3/18/2019	—	—	—	—	—	—	88,465	—	—	1,250,010
	3/18/2019	3/18/2019	—	—	—	44,233	88,465	176,930	—	—	—	1,250,010
Charles H. Protell	—	—	375,000	750,000	1,500,000	—	—	—	—	—	—	—
	3/18/2019	3/18/2019	—	—	—	—	—	—	37,155	—	—	525,000
	8/5/2019	8/5/2019	—	—	—	—	—	—	100,000	—	—	1,337,000
	3/18/2019	3/18/2019	—	—	—	18,578	37,155	74,310	—	—	—	525,000
Stephen A. Arcana	—	—	300,000	600,000	1,200,000	—	—	—	—	—	—	—
	3/18/2019	3/18/2019	—	—	—	—	—	—	37,155	—	—	525,000
	3/18/2019	3/18/2019	—	—	—	18,578	37,155	74,310	—	—	—	525,000
Sean T. Higgins	—	—	146,250	292,500	585,000	—	—	—	—	—	—	—
	3/18/2019	3/18/2019	—	—	—	—	—	—	19,905	—	—	281,258
	3/18/2019	3/18/2019	—	—	—	9,953	19,905	39,810	—	—	—	281,258
Blake L. Sartini, II	—	—	106,250	212,500	425,000	—	—	—	—	—	—	—
	3/18/2019	3/18/2019	—	—	—	—	—	—	18,803	—	—	265,686
	3/18/2019	3/18/2019	—	—	—	9,402	18,803	37,606	—	—	—	265,686

(1)	Represents bonus opportunities under our 2019 Annual Incentive Program.
(2)

Represents PSUs granted on March 18, 2019. Provided that the executives continue to render services to the Company through the applicable vesting date, the vesting of the PSUs is subject to the Company’s attainment of an Adjusted EBITDA target for fiscal years 2019 and 2020. Between 0%-200% of such “target” number of shares subject to the awards may be earned based on the Company’s attainment of performance goals set (or to be set) by the Compensation Committee for each of 2019 and 2020 (which will be the same performance goals approved by the Compensation Committee under Golden’s annual incentive plan for each such year 2019 and 2020). The percentage achievement for each year relative to the performance objectives for such year will be averaged at the end of the two-year period and applied to the “target” number of shares, and will be subject to a potential 15% reduction based on the Company’s average net debt-to-Adjusted EBITDA ratio for each of fiscal year 2019 and 2020. The number of “earned” shares will be then be subject to one additional year of time-based vesting, with such shares vesting on the third anniversary of the date of grant. For information about the accelerated vesting provisions that apply to these awards under the employment agreements with the NEOs, please see “—2019 Executive Compensation Decisions—2019 Long-Term Equity Incentive Awards” above.

(3)

Represents RSUs granted to the executives in 2019. Provided that the executives continue to render services to the Company through the applicable vesting date, the RSUs will vest in three equal installments on the first three anniversaries of the date of grant. For Mr. Protell, also represents RSUs granted on August 5, 2019 that will vest on the fifth anniversary of the date of grant provided Mr. Protell continues to render services to the Company through the applicable vesting date. For information about the accelerated vesting provisions that apply to these awards under the employment agreements with the NEOs, please see “Executive Employment Agreements” below.

(4)

Represents the grant date fair value of the RSUs and PSUs granted to the NEOs in the applicable fiscal year under ASC 718. The grant date fair value is the amount Golden will expense over the awards’ vesting period. The amounts do not reflect the actual amounts that may be realized by the executive officers. A discussion of the assumptions used in calculating the stock award amounts may be found in note 9 to the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019.

2019 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth certain information relating to equity awards outstanding as of December 31, 2019 for each of our NEOs.

	Option Awards(1)							Stock Awards
Name	Number of Securities Underlying Unexercised Options – Exercisable (#)	Number of Securities Underlying Unexercised Options – Unexercisable (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares, or Units of Stock That Have Not Vested (#)		Market Value of Shares, or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(8)
Blake L. Sartini	440,000	—	7.34	08/26/2025	88,465	(3)	1,700,297	88,465	(4)	1,700,297
	220,000	44,000	12.51	08/25/2026	29,260	(5)	562,377	26,911	(6)	517,229
	137,500	62,500	13.50	03/19/2027	30,905	(7)	593,994
Charles H. Protell	192,708	57,292	12.57	11/27/2026	137,155	(3)	2,636,119	37,155	(4)	714,119
	17,188	7,812	13.50	03/19/2027	12,289	(5)	236,195	17,940	(6)	344,807
					12,980	(7)	249,476
Stephen A.	170,000	—	7.34	08/26/2025	37,155	(3)	714,119	37,155	(4)	714,119
Arcana	116,667	23,333	12.51	08/25/2026	12,289	(5)	236,195	17,940	(6)	344,807
	68,750	31,250	13.50	03/19/2027	12,980	(7)	249,476
Sean T. Higgins	123,437	9,375	8.86	03/27/2026	19,905	(3)	382,574	19,905	(4)	382,574
	51,563	23,437	13.50	03/19/2027	6,583	(5)	126,525
					6,953	(7)	133,637
Blake L.	110,000	—	7.34	08/26/2025	18,803	(3)	361,394	18,803	(4)	361,394
Sartini, II	58,333	11,667	12.51	08/25/2026	6,218	(5)	119,510
	51,563	23,437	13.50	03/19/2027	6,567	(7)	126,218

(1)

Provided that the executive continues to render services to the Company through the applicable vesting date, the options vest as to 25% of the shares on the first anniversary of the grant date and vest as to the remaining shares in 36 equal monthly installments thereafter. The options have a ten-year term from the date of grant. For information about the accelerated vesting provisions that apply to these awards under the employment agreements with the NEOs, please see “Executive Employment Agreements” below.

(2)

The net proceeds received from the sale of our $60.0 million subordinated promissory note from the Jamul Indian Village were distributed to shareholders during the summer of 2016. In connection with this special dividend, the Compensation Committee made appropriate and equitable adjustments to the Company’s outstanding stock options in July 2016 by reducing the exercise prices of outstanding options by $1.71 per share, in accordance with the terms of the 2015 Plan, the underlying stock option agreements, and applicable tax law.

(3)

Represents RSUs granted on March 18, 2019. Provided that the executives continue to render services to the Company through the applicable vesting date, the RSUs will vest in three equal installments on March 14, 2020, 2021 and 2022. For Mr. Protell, also represents 100,000 RSUs granted on August 5, 2019 that will vest on the fifth anniversary of the date of grant provided Mr. Protell continues to render services to the Company through the applicable vesting date. For information about the accelerated vesting provisions that apply to these awards under the employment agreements with the NEOs, please see “Executive Employment Agreements” below.

(4)

Represents PSUs granted on March 18, 2019. Provided that the executives continue to render services to the Company through the applicable vesting date, the vesting of the PSUs is subject to the Company’s attainment of an Adjusted EBITDA target for fiscal years 2019 and 2020. Between 0%-200% of such “target” number of shares subject to the awards may be earned based on the Company’s attainment of performance goals set (or to be set) by the Compensation Committee for each of 2019 and 2020 (which will be the same performance goals approved by the Compensation Committee under Golden’s annual incentive plan for each such year 2019 and 2020). At “threshold” performance, 50% of the “target” number of PSUs will be eligible to vest, at “target” performance, 100% of the “target” number of PSUs will be eligible to vest, and at “maximum” performance, 200% of the “target” number of PSUs will be eligible to vest, with linear interpolation applied between performance levels. The percentage achievement for each year relative to the performance objectives for such year will be averaged at the end of the two-year period and applied to the “target” number of shares, and will be subject to a potential 15% reduction based on the Company’s average net debt-to-Adjusted EBITDA ratio for each of fiscal year 2019 and 2020. The number of “earned” shares will be then be subject to one additional year of time-based vesting, with such shares vesting on the third anniversary of the date of grant. The PSUs are reflected at “target” levels. For information about the accelerated vesting provisions that apply to these awards under the employment agreements with the NEOs, please see “—2019 Executive Compensation Decisions—2019 Long-Term Equity Incentive Awards” above.

(5)

Represents RSUs granted on March 14, 2018 that had not vested as of December 31, 2019. Provided that the executives continue to render services to the Company through the applicable vesting date, the RSUs will vest in two equal installments on March 14, 2020 and 2021. For information about the accelerated vesting provisions that apply to these awards under the employment agreements with the NEOs, please see “Executive Employment Agreements” below.

(6)

Represents PSUs granted on November 7, 2017. The vesting of the PSUs is subject to the Company’s attainment of an Adjusted EBITDA target for fiscal year 2020, and if such target is attained, the PSUs will then vest in three equal installments, with the first installment vesting on the date of the Compensation Committee’s certification of the Company’s 2020 results and the remaining two installments vesting on October 20, 2021 and 2022, respectively. The PSUs are reflected at “target” levels. For information about the accelerated vesting provisions that apply to these awards under the employment agreements with the NEOs, please see “Executive Employment Agreements” below.

(7)

Represents PSUs granted on March 14, 2018 that will vest on March 14, 2021, provided that the executives continue to render services to the Company through such date. The vesting of the PSUs was subject to the Company’s attainment of an Adjusted EBITDA target for fiscal years 2018 and 2019. Between 0%-200% of such “target” number of shares subject to the awards were eligible to be earned based on the Company’s attainment of performance goals set by the Compensation Committee for each of 2018 and 2019 (which were the same performance goals approved by the Compensation Committee under Golden’s annual incentive plan for each such year 2018 and 2019). At “threshold” performance, 50% of the “target” number of PSUs were eligible to vest, at “target” performance, 100% of the “target” number of PSUs were eligible to vest, and at “maximum” performance, 200% of the “target” number of PSUs were eligible to vest, with linear interpolation applied between performance levels. The percentage achievement for each year relative to the performance objectives for such year was averaged at the end of the two-year period and applied to the “target” number of shares, and was subject to a potential 15% reduction based on the Company’s average net debt-to-Adjusted EBITDA ratio for each of fiscal year 2018 and 2019. In March 2020, the Compensation Committee determined that the PSUs were “earned” at 70.4% of “target” levels based on the Company’s performance during 2018 and 2019 and so are reflected at such level in the table above. This number of “earned” shares is subject to one additional year of time-based vesting, with such shares vesting on March 14, 2021. For information about the accelerated vesting provisions that apply to these awards under the employment agreements with the NEOs, please see “—2019 Executive Compensation Decisions—2019 Long-Term Equity Incentive Awards” above.

(8)	The market value per share was determined using the closing price per share of our common stock on December 31, 2019 ($19.22) the last trading day of 2019.

2019 Option Exercises and Stock Vested

The following table sets forth certain information relating to the exercise of stock options and the vesting of stock awards for each of our NEOs during the year ended December 31, 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Blake L. Sartini	—	—	14,630	(1)	240,664	(1)
Charles H. Protell	—	—	6,145	(1)	101,085	(1)
Stephen A. Arcana	—	—	6,145	(1)	101,085	(1)
Sean T. Higgins	—	—	3,292	(1)	54,153	(1)
Blake L. Sartini, II	—	—	3,109	(1)	51,143	(1)

(1)

Represents restricted stock units that vested during 2019. The value realized is calculated by multiplying the closing market price of the Company’s common stock on March 14, 2019 of $16.45 by the number of shares that vested on that date.

Pension Benefits

None of the NEOs were eligible to participate in a qualified or non-qualified defined benefit pension plan during 2019.

Non-Qualified Deferred Compensation

None of the NEOs were eligible to participate in a non-qualified deferred compensation plan during 2019.

Executive Employment Agreements

Employment Agreements

Golden entered into at-will employment agreements with each of Messrs. Sartini and Arcana on October 1, 2015, Mr. Higgins on October 11, 2016, and Mr. Protell on November 15, 2016. Golden entered into an at-will employment agreement with Mr. Sartini II on October 1, 2015, which was amended and restated on March 10, 2017. The parties made various amendments to the then-existing agreements as of February 9, 2016, March 10, 2017, March 14, 2018 and August 2, 2019 to effect technical adjustments and to reflect periodic increases in annual salaries and target bonuses. Under each employment agreement, in addition to the executive’s annual base salary, the executive is entitled to participate in Golden’s incentive compensation programs applicable to the executive officers. The executive officers are also eligible to participate in all health benefits, insurance programs, pension and retirement plans and other employee benefit and compensation arrangements. Each executive officer is also provided with other benefits as set forth in his employment agreement. In the event of a termination without “cause” or a “constructive termination” (each, a “Qualifying Termination”), each employment agreement provides for the payment of severance to the executive in connection with his termination of employment, as well as continued health benefits, as described below, and acceleration of vesting of the executive’s stock awards (other than as such accelerated vesting is revised in the award agreements for the PSUs or as otherwise described below for Mr. Protell’s August 2019 RSU award). In the event of an executive’s termination of employment by reason of his death or disability, all of his stock awards will vest. The employment agreements also contain customary confidentiality, non-solicitation and non-compete provisions.

Under Mr. Sartini’s employment agreement, as amended, Mr. Sartini serves as our Chief Executive Officer, with such duties and responsibilities as are commensurate with the position, and reports directly to our Board of Directors. Mr. Sartini’s employment agreement, as amended, provides for an annual base salary of $1,000,000, and Mr. Sartini’s target bonus for purposes of the Company’s annual incentive compensation plan is equal to 125% of his annual base salary. In the event of a Qualifying Termination, Mr. Sartini will be entitled to receive a lump-sum payment equal to the Severance Multiplier (defined below) multiplied by the sum of his annual base salary and annual target bonus, as in effect immediately prior to the date of termination, plus continued health benefits at our expense for a period of 18 months, plus a lump-sum cash payment equal to (a) the number of months by which the product of the Severance Multiplier multiplied by 12 exceeds 18, multiplied by (b) his monthly health insurance premium at the date of termination. The “Severance Multiplier” in Mr. Sartini’s employment agreement is three for the first three years of the agreement, two and one-half for the next year of the agreement, and two thereafter, provided that the Severance Multiplier will be three in the event of a Qualifying Termination occurring within 12 months following a “Change in Control” (as defined in the 2015 Plan).

Under Mr. Protell’s employment agreement, as amended, Mr. Protell serves as our President and Chief Financial Officer, with such duties and responsibilities as are commensurate with the position, and reports directly to our Chief Executive Officer. Mr. Protell’s employment agreement, as amended, provides for an annual base salary of $750,000, and Mr. Protell’s target bonus for purposes of the Company’s annual incentive compensation plan is equal to 100% of his annual base salary. In the event of a Qualifying Termination, Mr. Protell will be entitled to receive a lump-sum payment equal to the sum of his annual base salary and annual target bonus, as in effect immediately prior to the date of termination, multiplied by two. In the event of a Qualifying Termination, Mr. Protell will also be entitled to receive continued health benefits at our expense for a period of 18 months, plus a lump-sum cash payment equal to six times his monthly health insurance premium at the date of termination. Mr. Protell’s employment agreement also provided for the reimbursement of up to $30,000 in relocation expenses.

The RSUs granted to Mr. Protell in August 2019 in connection with his promotion to President will vest on the fifth anniversary of the grant date provided that he continues to render services to the Company through the vesting date. In the event of Mr. Protell's Qualifying Termination within twelve months following a change in control of the Company, the RSUs will vest in full. In addition, in the event of a Qualifying Termination that occurs outside of the foregoing period, a pro-rated portion of the RSUs will vest based on the duration of the period from the date of grant through the date of termination. In addition, all of the RSUs will vest in the event Mr. Protell's employment is terminated due to his death or disability.

Under Mr. Arcana’s employment agreement, as amended, Mr. Arcana serves as our Executive Vice President and Chief Operating Officer, with such duties and responsibilities as are commensurate with the position, and reports directly to our Chief Executive Officer. Mr. Arcana’s employment agreement, as amended, provides for an annual base salary of $600,000, and Mr. Arcana’s target bonus for purposes of the Company’s annual incentive compensation plan is equal to 100% of his annual base salary. In the event of a Qualifying Termination, Mr. Arcana will be entitled to receive a lump-sum payment equal to the sum of his annual base salary and annual target bonus, as in effect immediately prior to the date of termination, multiplied by two. In the event of a Qualifying Termination, Mr. Arcana will also be entitled to receive continued health benefits at our expense for a period of 18 months, plus a lump-sum cash payment equal to six times his monthly health insurance premium at the date of termination.

Under Mr. Higgins’s employment agreement, Mr. Higgins serves as our Executive Vice President of Government Affairs, with such duties and responsibilities as are commensurate with the position, and reports directly to our Chief Executive Officer. Mr. Higgins’ employment agreement provides for an annual base salary of $450,000, and Mr. Higgins’s target bonus for purposes of our annual incentive compensation plan is equal to 65% of his annual base salary. In the event of a Qualifying Termination, Mr. Higgins will be entitled to receive a lump-sum payment equal to 165% of his annual base salary (as in effect immediately preceding his termination of employment) multiplied by two, plus continued health benefits at our expense for a period of 18 months, plus a lump-sum cash payment equal to six times his monthly health insurance premium at the date of termination.

Under Mr. Sartini II’s amended and restated employment agreement, as amended, Mr. Sartini II serves as our Senior Vice President of Distributed Gaming, with such duties and responsibilities as are commensurate with the position, and reports directly to our Executive Vice President and Chief Operating Officer, except in the event of such officer’s incapacity or unavailability, in which case Mr. Sartini II shall report directly to our Chief Executive Officer. Mr. Sartini II’s amended and restated employment agreement, as amended, provides for an annual base salary of $425,000, and Mr. Sartini II’s target bonus for purposes of the Company’s annual incentive compensation plan is equal to 50% of his annual base salary. In the event of a Qualifying Termination, Mr. Sartini II will be entitled to receive a lump-sum payment equal to the sum of his annual base salary and annual target bonus, as in effect immediately prior to the date of termination, multiplied by 1.25. In the event of a Qualifying Termination, Mr. Sartini II will also be entitled to receive continued health benefits at our expense for a period of 15 months.

The employment agreements generally define “cause” to include: (1) the executive’s commission of a felony, (2) the executive’s theft or embezzlement of property of Golden or the commission of any similar act involving moral turpitude, (3) the failure of the executive to substantially perform his material duties and responsibilities, which failure (if curable) is not cured within 30 days after the executive’s receipt of written notice from our Board of Directors, (4) the executive’s material violation of a significant company policy, which violation (if curable) is not cured within 30 days after the executive’s receipt of written notice from us and which violation has a material adverse effect on Golden or its subsidiaries or affiliates, (5) the failure of the executive to qualify (or thereafter the disqualification of the executive) under any regulatory or licensing requirement of any jurisdiction or regulatory authority to which the executive may be subject by reason of his position with Golden (unless waived by our Board of Directors or the Compensation Committee in its sole discretion or, in the case of Mr. Sartini’s employment agreement only, unless the failure to qualify is in a jurisdiction that Golden has entered into without Mr. Sartini’s prior consent) or (6) the revocation of a Company gaming license, as a result of any act or omission by the executive, which revocation has an adverse effect on Golden or its subsidiaries or affiliates. The employment agreements generally define “constructive termination” as the occurrence of any of the following events or circumstances: (1) a material adverse change in the executive’s responsibilities, authority, status, position, offices, titles, duties or reporting requirements (including directorships), (2) a reduction in the executive’s base salary or a material adverse change in the executive’s annual compensation or benefits, (3) a requirement to relocate in excess of 50 miles from the executive’s then-current place of employment without the executive’s consent or (4) the breach by Golden of any material provision of the employment agreement or failure to fulfill any other contractual duties owed to the executive.

Risk Assessments

With respect to risk related to compensation matters, the Compensation Committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Executives’ base salaries are fixed in amount and thus do not encourage risk-taking. Bonuses and PSU awards are capped and are tied to overall corporate performance with performance goals that must be approved and certified by the Compensation Committee. A portion of compensation provided to our NEOs was in the form of long-term equity incentives that help further align executives’ interests with increasing shareholder value, with a significant percentage of those long-term equity incentives tied to corporate performance and all awards tied to three-year vesting schedules. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking, as the value of the equity awards fluctuate dollar for dollar with our stock price and do not represent significant downward/upward risk and reward.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Miodunski and Wright and Ms. Dozier. Mr. Sell also served as a member of the Compensation Committee prior to our 2019 annual shareholder meeting at which time he did not stand for reelection to our Board of Directors. Mr. Lipparelli also served on the Compensation Committee until the date of our 2019 annual shareholder meeting. There were no relationships among members of the Compensation Committee, members of our Board of Directors or executive officers of Golden who served during the year ended December 31, 2019 that require disclosure under Item 407(e) of Regulation S-K promulgated under the Exchange Act.

Payments Upon Termination or Change-In-Control

The information below describes and quantifies certain compensation that would have been payable to each NEO under the executive employment agreements, plans and arrangements if the NEO’s employment had terminated, or a change in control had occurred, on December 31, 2019, given the NEO’s compensation and service levels as of such date and, if applicable, based on our closing stock price on December 31, 2019, the last trading day of the year. These benefits are in addition to benefits available generally to salaried employees upon a termination of employment, such as payment of accrued but unpaid base salary, accrued but unpaid annual bonus, and vacation pay and distributions under our 401(k) plan (assuming the executive participated in the plan). The terms of their respective separation arrangements with the Company are described above in “Executive Employment Agreements.” PSUs are excluded from the accelerated vesting terms of the employment agreements with the NEOs. Instead, the accelerated vesting of those awards is governed by the terms of the award agreements, which are described above in “--2019 Executive Compensation Decisions--2019 Long-Term Equity Incentive Awards.”

	Termination by the Company without Cause or by Executive for Good Reason Following a Change in Control	Termination upon Death or Disability	Termination by the Company without Cause or by Executive for Good Reason
Blake L. Sartini
Cash Severance(1)	$5,625,000	$—	$5,625,000
Health Benefits(2)	29,779	—	29,779
Acceleration of Vesting of Equity Awards(3)	13,466,407	13,466,407	13,466,407
Total	$19,121,186	$13,466,407	$19,121,186
Charles H. Protell
Cash Severance(4)	$3,000,000	$—	$3,000,000
Health Benefits(2)	38,049	—	38,049
Acceleration of Vesting of Equity Awards(3)	6,091,041	6,091,041	4,325,961
Total	$9,129,090	$6,091,041	$7,364,010
Stephen A. Arcana
Cash Severance(4)	$2,400,000	$—	$2,400,000
Health Benefits(2)	38,432	—	38,432
Acceleration of Vesting of Equity Awards(3)	5,894,541	5,894,541	5,894,541
Total	$8,332,973	$5,894,541	$8,332,973
Sean T. Higgins
Cash Severance(4)	$1,485,000	$—	$1,485,000
Health Benefits(2)	37,272	—	37,272
Acceleration of Vesting of Equity Awards(3)	2,886,403	2,886,403	2,886,403
Total	$4,408,675	$2,886,403	$4,408,675
Blake L. Sartini, II
Cash Severance(4)	$796,875	$—	$796,875
Health Benefits(2)	6,096	—	6,096
Acceleration of Vesting of Equity Awards(3)	3,227,062	3,227,062	3,227,062
Total	$4,030,033	$3,227,062	$4,030,033

(1)

In the event of a Qualifying Termination on December 31, 2019, Mr. Sartini would have been entitled to receive a lump-sum payment equal to the Severance Multiplier, multiplied by the sum of his annual base salary (as in effect immediately prior to the date of termination) and his target bonus for the year in which such termination occurs (which was 125% of base salary for 2019). The “Severance Multiplier” in Mr. Sartini’s employment agreement is three for the first three years of the agreement, two and one-half for the next year of the agreement, and two thereafter, provided that the Severance Multiplier will be three in the event of a Qualifying Termination occurring within 12 months following a “Change in Control” (as defined in the 2015 Plan).
(2)

For Mr. Sartini, represents the value of continued health benefits at our expense for a period of 18 months following termination, plus a lump-sum cash payment equal to (a) his monthly health insurance premium at the date of termination, multiplied by (b) the amount by which the Severance Multiplier multiplied by 12 exceeds 18. For each of Messrs. Protell, Arcana and Higgins, represents the value of continued health benefits at our expense for a period of 18 months following termination, plus a lump-sum cash payment equal to six times his monthly health insurance premium at the date of termination. For Mr. Sartini II, represents the value of continued health benefits at our expense for a period of 15 months following termination.

(3)	All of an executive’s time-based stock awards will accelerate in the event of his Qualifying Termination or his termination by reason of death or disability.

For Messrs. Sartini, Protell, Arcana, Higgins and Sartini II, includes the value of the acceleration of the outstanding stock options held by each executive, calculated by multiplying the number of stock options that would have vested by the amount by which the closing price of the Company’s common stock on December 31, 2019 ($19.22) exceeded the exercise price per share of such options (ranging from $7.34 to $13.50). For Messrs. Sartini, Protell, Arcana, Higgins and Sartini II, also includes the value of the acceleration of outstanding RSUs held by each executive based on the closing price of the Company’s common stock on December 31, 2019 ($19.22) (which vesting, in the case of Mr. Protell’s August 2019 RSU award, is pro-rated based on the duration of the period from the date of grant through the date of termination if such Qualifying Termination does not occur within twelve months following a change in control). With respect to the PSUs granted in 2017, the values were calculated assuming that the requisite Company performance required to receive such awards is attained in full.

With respect to the PSUs granted in 2018, in the event of an executive officer's Qualifying Termination or the NEO's death or disability on December 31, 2019, such number of PSUs would have vested based on the performance achievement percentage based on actual performance for such PSUs on the certification date for such PSUs (or, if a change in control also occurred on such date, on the date of the change in control). In March 2020, the Compensation Committee determined that the PSUs were "earned" at 70.4% of “target” levels based on the Company's performance during 2018 and 2019 and so the 2018 PSUs are reflected at such level in the table above. This number of "earned" shares is subject to one additional year of time-based vesting, with such shares vesting on March 14, 2021.

With respect to the PSUs granted in 2019, the values were calculated assuming that the requisite Company performance is attained at “target” levels. In the event of an executive officer’s Qualifying Termination or the NEOs death or disability, the 2019 PSUs will remain eligible to vest based on the actual performance achieved under the terms of the awards, or, if such termination occurs following December 31, 2020, the “performance-adjusted vesting eligible” PSUs will vest on the date of termination. With respect to the 2019 PSUs, in the event of a change in control, the number of “performance-adjusted vesting eligible” PSUs will be determined as of the date of the change in control in accordance with the award agreement (with the performance achievement percentages based on actual performance for any completed year and “target” performance for any incomplete year), and the resulting number of “performance-adjusted vesting eligible” PSUs will vest on the third anniversary of the date of grant (subject to earlier acceleration in the event of a Qualifying Termination or death or disability, as described above).

(4)

In the event of a Qualifying Termination on December 31, 2019: each of Messrs. Protell and Arcana would have been entitled to receive a lump-sum payment equal to two multiplied by the sum of his annual base salary (as in effect immediately prior to the date of termination) and his target bonus for the year in which such termination occurs (which was 100% of base salary for 2019); Mr. Higgins would have been entitled to receive a lump-sum payment equal to two times 165% of his annual base salary; and Mr. Sartini II would have been entitled to receive a lump-sum payment equal to 1.25 multiplied by the sum of his annual base salary (as in effect immediately prior to the date of termination) and his target bonus for the year in which such termination occurs (which was 50% of base salary for 2019). The severance provisions in the employment agreements are described above under “Executive Employment Agreements.”

Chief Executive Officer Pay Ratio

In 2019, the annual total compensation of Mr. Sartini, our Chief Executive Officer, was $4,935,666, as reported in the Summary Compensation Table. Based on the methodology described below, we determined that the median employee in terms of total 2019 compensation of all Company employees (including full-time and part-time employees, other than Mr. Sartini) received $25,159 in annual total compensation for 2019. Therefore, the ratio of 2019 total compensation of Mr. Sartini to the median employee was 196 to 1. The pay ratio provided is a reasonable estimate calculated in a manner consistent with SEC rules.

To determine median employee compensation for purposes of our 2019 proxy statement pay ratio disclosure, we took the following steps:

•

Our employee population was initially evaluated as of December 1, 2018 to determine the median employee. At that time, we identified our employee population as of December 1, 2018, which consisted of approximately 6,910 full-time and part-time employees.

•

With respect to employees other than Mr. Sartini, we used salary, wages and tips as reported to the Internal Revenue Service on Form W-2 for 2018. We then identified the median employee using this compensation measure, which was consistently applied to all employees included in the calculation. As of December 1, 2019, we reevaluated the status of our median employee determined as of December 1, 2018. The median employee determined as of December 1, 2018 ceased working at the Company during 2019. As a result, pursuant to SEC rules, in 2019, the Company replaced the previously-determined median employee with an employee whose compensation was substantially similar to the original median employee. Based on our belief that there have not been any changes to our employee population or employee compensation arrangements that would result in significant change to the pay ratio, we chose to substitute an employee whose compensation was substantially similar to the original median employee as our median employee for our 2019 pay ratio calculation. In making these determinations, we excluded, as allowed by SEC rules, approximately 1,000 employees who became our employees during 2019 as a result of our acquisition of Edgewater Gaming, LLC and Colorado Belle Gaming, LLC from Marnell Gaming, LLC in January 2019.

•

In accordance with SEC rules, we then determined the median employee’s 2019 total compensation ($25,159) using the approach required by the SEC when calculating our named executive officers’ compensation, as reported in the Summary Compensation Table.

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal Two)

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, the Company’s shareholders are entitled to vote at the Annual Meeting to provide advisory approval of the compensation of our NEOs as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall total compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Pursuant to the Dodd-Frank Act, the shareholder vote on executive compensation is an advisory vote only, and it is not binding on us or our Board of Directors or the Compensation Committee. We currently conduct a shareholder non-binding advisory vote on executive compensation annually.

As described more fully in the Compensation Discussion and Analysis section of this Proxy Statement, the Company’s executive compensation program is designed to attract and retain superior employees in key positions to enable our Company to succeed in the highly competitive market for talent, while simultaneously aligning actual pay to Company performance and shareholder returns. We intend to provide a competitive target compensation package to our executives, tie a significant portion of pay to performance and utilize programs that align the interests of our executives with those of our shareholders. Our Compensation Committee and our Board of Directors believe that our executive compensation program fulfills these goals and is reasonable, competitive and appropriately aligned with our Company performance and the performance of our executives. We urge shareholders to read the Compensation Discussion and Analysis section of this Proxy Statement, which describes in detail how the Company’s executive compensation policies and procedures operate and are intended to operate in the future.

We are asking our shareholders to indicate their support for the advisory approval of the Company’s executive compensation as described in this Proxy Statement. Accordingly, we ask that our shareholders vote “FOR” the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the Company’s executive compensation as disclosed in the Company’s Proxy Statement for the Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table and the other related tables and disclosure.”

While this advisory vote is non-binding, our Board of Directors values the opinions that shareholders express in their votes and will, as a matter of good corporate practice, take into account the outcome of the vote when considering future compensation decisions.

Shareholder approval, on an advisory basis, of this Proposal Two requires the affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy and entitled to vote at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” the advisory approval of the Company’s executive compensation as disclosed in this Proxy Statement.

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal Three)

Our Board of Directors and management are committed to the quality, integrity and transparency of our financial reports. Independent registered public accounting firms play an important part in our system of financial control. In accordance with the duties set forth in its written charter, the Audit Committee of our Board of Directors has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the year ended December 31, 2020.

Shareholders are not required to ratify the appointment of EY as our independent registered public accounting firm. However, our Board of Directors is submitting the appointment of EY for shareholder ratification at the Annual Meeting as a matter of good corporate practice. Representatives of EY are expected to be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

If our shareholders do not ratify the appointment of EY, the Audit Committee may reconsider EY’s appointment, but is not required to do so. Even if the shareholders ratify the appointment of EY at the Annual Meeting, the Audit Committee, in its sole discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year without notice to, or the consent of, the shareholders, if they determine that such a change would be in our best interests and the best interests of our shareholders.

On March 27, 2018, the Audit Committee of our Board of Directors approved the engagement of EY as our independent registered public accounting firm, effective immediately, replacing Piercy Bowler Taylor & Kern, Certified Public Accountants (“PBTK”), our former independent registered public accounting firm. During the interim period from January 1, 2018 through March 27, 2018, (i) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and PBTK on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to PBTK’s satisfaction, would have caused PBTK to make reference to the subject matter of the disagreement in its reports and (ii) there were no “reportable events” (within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K). We have furnished the foregoing disclosure to PBTK.

During the interim period from January 1, 2018 through March 27, 2018, neither the Company nor any person acting on its behalf consulted EY regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of the audit opinion that might be rendered on the Company’s financial statements, and EY did not provide any written report or oral advice to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K. We have furnished the foregoing disclosure to EY.

Shareholder approval of this Proposal Three requires the affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy and entitled to vote at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of our independent registered public accounting firm for the year ending December 31, 2020.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit and Non-Audit Fees

PBTK was our independent registered public accounting firm until EY was appointed in March 2018. The following table summarizes the aggregate fees for professional audit and other services rendered by EY during the years ended December 31, 2019 and 2018, as well as the aggregate fees for professional audit rendered by PBTK during the year ended December 31, 2018. No audit-related or tax fees were paid to PBTK during the year ended December 31, 2018.

	2019	2018
Audit Fees(1)	$1,550,000	$772,500
Audit-Related Fees(2)	130,000	56,000
Tax Fees	335,000	130,128
All Other Fees	—	—
Total Fees	$2,015,000	$958,628

(1)

Audit fees consist of fees billed for quarterly reviews and the annual audit of our consolidated financial statements, including annual audit and attestation services required by the State of Maryland. This amount also includes the issuance of consents, review of documents filed with the SEC and professional services relating to our debt offering. Audit fees for 2018 were comprised of $712,000 billed by EY and $60,500 billed by PBTK in connection with the audit of the retrospective ASC 606 adjustments.

(2)	Audit-related fees consist of fees billed for internal control compliance and other agreed upon procedures.

The Audit Committee has reviewed the fees billed by EY during the year ended December 31, 2019 and, after consideration, has determined that the receipt of these fees by EY is compatible with the provision of independent audit services. The Audit Committee discussed these services and fees with EY and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC, including those designed to implement the Sarbanes-Oxley Act of 2002, as well as by the Public Company Accounting Oversight Board.

Pre-Approval of Audit and Non-Audit Services

As provided in the charter of the Audit Committee, and in order to maintain control and oversight over the services provided by our independent registered public accounting firm, it is the policy of the Audit Committee to pre-approve all audit and non-audit services to be provided by the independent registered public accounting firm (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002), and not to engage the independent registered public accounting firm to provide any non-audit services prohibited by law or regulation. For administrative convenience, the Audit Committee has delegated pre-approval authority for certain matters to the Chair of the Audit Committee, but any decision by the Chair on pre-approval must be reported to the full Audit Committee at its next regularly scheduled meeting. During the years ended December 31, 2019 and 2018, all services were pre-approved in accordance with these procedures.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised solely of independent directors, as defined by the Nasdaq Stock Market listing standards, and operates pursuant to a written charter adopted by the Board of Directors. The Audit Committee is responsible for providing independent, objective oversight of the company’s accounting functions and internal controls. In connection with these responsibilities, the Audit Committee has reviewed the audited consolidated financial statements of Golden Entertainment, Inc. for the year ended December 31, 2019 and discussed them with management and Ernst & Young LLP, Golden’s independent registered public accounting firm. Specifically, the Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence from Golden.

The Audit Committee, based on the review and discussions described above, recommended to the Board of Directors that the audited consolidated financial statements of Golden Entertainment, Inc. be included in its Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.

This report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing of Golden Entertainment, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent Golden specifically incorporates it by reference into such other filings.

AUDIT COMMITTEE

Mark A. Lipparelli (Chair)
Ann Dozier
Anthony A. Marnell III

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

Policy

The Audit Committee is responsible for reviewing and approving any related party and affiliated party transactions to be entered into by the Company or any of its subsidiaries, as provided in the Audit Committee Charter adopted by the Board of Directors of Golden. Pursuant to the Audit Committee Charter, the Audit Committee also reviews and considers any related party and affiliated party transactions that were subject to binding agreements with the Company or any of its subsidiaries existing at the time the counterparty became a related party or affiliated party of the Company, and reviews and approves any subsequent amendments, renewals or extensions of any such agreements. The rules of The Nasdaq Stock Market provide that all related party transactions must be reviewed for conflicts of interest by the Audit Committee. In addition, the Audit Committee (on behalf of the Board) must review and approve any contract or other transaction between Golden and one or more directors of Golden, or between Golden and an organization in or of which one or more directors of Golden are directors, officers, or legal representatives or have a material financial interest within the meaning of Minnesota Statutes, Section 302A.255. Related party and affiliated party transactions include any proposed transaction in which (i) the amount involved exceeds $120,000, (ii) Golden is to be a participant (within the meaning of Regulation S-K, Item 404(a)), and (iii) a related person (as defined in Regulation S-K, Item 404(a)) has or will have a direct or indirect material interest (within the meaning of Regulation S-K, Item 404(a)). Terms of director and officer compensation that are disclosed in proxy statements or that are approved by the Compensation Committee and are not required to be disclosed in our proxy statements, and transactions where all holders of Golden common stock receive the same benefit on a pro rata basis, are not subject to review under the policy and procedures.

Procedure

In addition to our Audit Committee (or Board of Directors) complying with the requirements of Minnesota Statutes, Section 302A.255 with respect to any proposed transaction with a potential director’s conflict of interest, all proposed transactions covered by the policy must be approved in advance by a majority of the members of the Audit Committee. If a proposed transaction covered by the policy involves a member of the Audit Committee, such member may not participate in the Audit Committee’s deliberations concerning, or vote on, such proposed transaction. In reviewing and considering or approving or disapproving related party transactions and affiliated party transactions, the Audit Committee reviews the material facts of the specified transactions, taking into account, among other factors that it deems appropriate, the relationships of the related parties to Golden, the extent of the related person’s interest in the transaction, and whether the transaction is in the best interests of Golden.

Related Party Transactions

As of April 1, 2020, we leased our office headquarters building from a company 33% beneficially owned by Blake L. Sartini, 5% owned by a trust for the benefit of Mr. Sartini’s immediate family members (including Blake L. Sartini, II) for which Mr. Sartini serves as trustee, and 3% beneficially owned by Stephen A. Arcana. The lease for our office headquarters building expires on December 31, 2030. The rent expense for the office headquarters building during the year ended December 31, 2019 was $1.3 million. No amount was owed to us, and no amount was due and payable by us, under this lease as of December 31, 2019. Additionally, a portion of the office headquarters building was sublet to a company owned or controlled by Mr. Sartini. Rental income during the year ended December 31, 2019, for the sublet portion of the office headquarters building was less than $0.1 million. No amount was owed to us under such sublease as of December 31, 2019. Mr. Sartini serves as our Chairman of the Board and Chief Executive Officer and is co-trustee of the Sartini Trust, which is a significant shareholder of Golden. Mr. Arcana serves as our Executive Vice President and Chief Operating Officer.

In November 2018, we entered into a lease agreement for office space in a building to be constructed and owned by a company 33% beneficially owned by Mr. Sartini, 5% owned by a trust for the benefit of Mr. Sartini’s immediate family members (including Mr. Sartini II) for which Mr. Sartini serves as trustee, and 3%

beneficially owned by Mr. Arcana. The lease is intended to commence in 2020 and expires on December 31, 2030. The rent expense for the space is expected to be approximately $0.3 million per year. Additionally, the lease agreement includes a right of first refusal for additional space on the second floor of the building.

One tavern location that we had previously leased from a related party was sold in the second quarter of 2019 to an unrelated third party. The rent expense for this tavern location (for the period in which the lease was with a related party) was $0.2 million for the year ended December 31, 2019. No amount was owed to us, and no amount was due and payable by us, under such lease as of December 31, 2019. No tavern locations were leased from related parties as of April 1, 2020.

From time to time, our executive officers and employees use for our business private aircraft that are owned by or leased to Sartini Enterprises, Inc., a company controlled by Mr. Sartini, pursuant to aircraft timesharing, co-user and cost-sharing agreements between us and Sartini Enterprises, Inc. that have been approved by the Audit Committee of the Board of Directors. The aircraft timesharing, co-user and cost-sharing agreements specify the maximum expense reimbursement that Sartini Enterprises, Inc. can charge us under the applicable regulations of the Federal Aviation Administration for the use of the aircraft and flight crew. Such costs include fuel, landing fees, hangar and tie-down costs away from the aircraft’s operating base, flight planning and weather contract services, crew costs and other related expenses. Our compliance department regularly reviews these reimbursements. During the year ended December 31, 2019, we paid approximately $0.6 million, and no amount was due and payable by us as of December 31, 2019, under the aircraft timesharing, co-user and cost-sharing agreements.

One of the distributed gaming locations at which our slots are located is owned in part by Sean T. Higgins, who serves as our Executive Vice President of Government Affairs. This agreement was in place prior to Mr. Higgins’s joining us in March 2016. Net revenues and gaming expenses recorded by us from the use of our slots at this location were $1.0 million and $0.9 million, respectively, during the year ended December 31, 2019. De minimis amounts were owed to or due and payable by us related to this agreement as of December 31, 2019.

Mr. Sartini’s son, Blake L. Sartini, II, serves as Golden’s Senior Vice President of Distributed Gaming. Mr. Sartini II has an employment agreement that was approved by both the Audit Committee and Compensation Committee of the Board of Directors, which was amended and restated in March 2017 and further amended in March 2018. The amended and restated employment agreement, as amended, provides for an annual base salary of $425,000. Additionally, Mr. Sartini II is eligible for a target annual bonus equal to 50% of his base salary, and earned a bonus of $212,500 under our 2019 Annual Incentive Program. However, the Company has determined not to pay bonuses under our 2019 Annual Incentive Program to our NEOs (including Mr. Sartini II) at this time in order to conserve cash and mitigate the impact of the COVID-19 outbreak on its business. Mr. Sartini II also participates in the Company’s equity award and benefit programs. In March 2019 and 2020, Mr. Sartini II received RSUs for 18,803 shares and 35,976 shares, respectively (which each vest over three years in equal installments), and PSUs for a “target” number of 18,803 shares and 35,976 shares, respectively (of which between 0%-200% of such target number of shares may be “earned” based on the average percentage attainment of the same performance criteria established under Golden’s annual incentive plan for over two fiscal years, subject (in the case of the March 2019 award only) to potential reduction based on our average net debt-to-Adjusted EBITDA ratio for each such fiscal year, and with the number of “earned” shares further subject to time-based vesting on the third anniversary of grant).

PROPOSALS OF SHAREHOLDERS

Shareholder Proposals for Inclusion in Golden’s 2021 Proxy Statement. Shareholders of Golden may submit proposals on matters appropriate for shareholder action at meetings of our shareholders, including nominations of any person for election to our Board of Directors, in accordance with Rule 14a-8 promulgated under the Exchange Act. To be eligible to include a shareholder proposal in our proxy statement for the 2021 annual meeting of shareholders, proposals must satisfy the conditions established by the SEC for shareholder proposals to be included in a proxy statement and must be received by Golden on or before December 25, 2020 (being the 120th day prior to the anniversary of the mailing date of the proxy statement for our Annual Meeting), unless the date of the 2021 annual meeting of shareholders is changed by more than 30 days from the anniversary of our Annual Meeting, in which case the deadline will be as set forth in Rule 14a-8. Such proposals must be delivered to Golden Entertainment, Inc., Attention: Secretary, 6595 S. Jones Boulevard, Las Vegas, Nevada 89118.

Shareholder Proposals for Presentation at Golden’s 2021 Annual Meeting. If a shareholder wishes to present a proposal at our 2021 annual meeting of shareholders without including the proposal in our proxy statement relating to that meeting, including nominations of any person for election to our Board of Directors, our Sixth Amended and Restated Bylaws provide that the shareholder must (1) be a beneficial owner both at the time of the proposal and at the time of the meeting, (2) provide timely notice of the proposal in writing and (3) otherwise comply with all applicable requirements of our Sixth Amended and Restated Bylaws and of the Exchange Act. To be timely, such shareholder’s notice must be received by Golden no later than March 5, 2021 (being the 90th day prior to the anniversary of our Annual Meeting). However, if the date of the 2021 annual meeting is advanced or delayed by more than 30 days from the anniversary of the Annual Meeting, notice by the shareholder must be received no later than the later of (1) the 90th day prior to the 2021 annual meeting or (2) the 10th day following the day on which public disclosure of the date of the 2021 annual meeting was first made. Such proposals must be delivered to Golden Entertainment, Inc., Attention: Secretary, 6595 S. Jones Boulevard, Las Vegas, Nevada 89118. To be eligible for consideration at the 2021 annual meeting of shareholders, a proposal must comply with the timely notice, content and other requirements specified in our Bylaws. Also, if the shareholder fails to give timely and proper notice, the proxy card will confer discretionary authority on the individuals named as proxies to vote the shares represented by the proxies in accordance with their best judgment.

OTHER MATTERS

Delivery of Proxy Materials to Households

SEC rules allow companies, brokers, banks or other intermediaries to deliver a single copy of an annual report, proxy statement or notice of internet availability of proxy materials to any household at which two or more shareholders reside. We believe this rule benefits everyone. It eliminates duplicate mailings that shareholders living at the same address receive, and it reduces our printing and mailing costs.

Shareholders sharing an address who have been previously notified by their broker, bank or other intermediary, and have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of our annual report, proxy statement and any notice of internet availability of proxy materials. If you would like to opt out of or into this practice for future mailings, and receive separate or multiple annual reports, proxy statements and notices of internet availability of proxy materials for shareholders sharing the same address, please contact your broker, bank or other intermediary.

You may also obtain a separate annual report, proxy statement or any notice of internet availability of proxy materials without charge by sending a written request to Golden Entertainment, Inc., 6595 S. Jones Boulevard, Las Vegas, Nevada 89118, Attn: Investor Relations, or by calling us at (702) 893-7777. We will promptly send additional copies of the annual report or proxy statement or any notice of internet availability of proxy materials upon receipt of such request. Shareholders sharing an address who now receive multiple copies of our annual report, proxy statement and any notice of internet availability of proxy materials may request delivery of a single copy by contacting us as indicated above, or by contacting their broker, bank or other intermediary. Householding does not apply to shareholders with shares registered directly in their name.

Solicitation

We will bear the cost of this solicitation of proxies, including the cost of preparing, assembling and mailing the proxy, proxy statement and other material that may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by us for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, our officers and regular employees may solicit proxies personally, by telephone, by telegram or by special letter. We will not pay any additional compensation to officers or other employees for such services, but may reimburse them for reasonable out-of-pocket expenses in connection with such solicitation.

Other Business

The Board of Directors does not intend to present to the Annual Meeting any other matter not referred to above and does not presently know of any matters that may be presented to the Annual Meeting by others. However, if other matters come before the Annual Meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

GOLDEN ENTERTAINMENT, INC.

Blake L. Sartini Chairman of the Board and Chief Executive Officer

April 24, 2020

ANNUAL MEETING OF GOLDEN ENTERTAINMENT, INC Date: June 3, 2020 Time: 2:00 P.M. (Pacifi c Time) Place: Annual Meeting will be held virtually via live webcast - please visit www.proxydocs.com/GDEN for more details. Please make your marks like this: Use dark black pencil or pen only Board of Directors Recommends a Vote FOR proposals 1, 2 and 3. 1: To elect the following seven director nominees to hold offi ce until our next annual meeting of shareholders or until their successors have been elected and qualifi ed: 01 Blake L. Sartini 02 Lyle A. Berman 03 Ann Dozier 04 Mark A. Lipparelli 05 Anthony A. Marnell III 06 Robert L. Miodunski 07 Terrence L. Wright 2: To approve, on a non-binding advisory basis, the compensation of our named executive offi cers as disclosed in the accompanying proxy statement; For For Against Abstain 3: To ratify the appointment of Ernst & Young LLP as our independent registered public accounting fi rm for the year ending December 31, 2020; and 4: To transact other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting. For For Against Abstain For Withhold Directors Recommend For For For For For For For Authorized Signatures - This section must be completed for your Instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certifi cate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized offi cer signing the proxy. Please separate carefully at the perforation and return just this portion in the envelope provided. Annual Meeting of Golden Entertainment, Inc to be held on Wednesday, June 3, 2020 for Holders as of April 9, 2020 This proxy is being solicited on behalf of the Board of Directors VOTE BY: INTERNET TELEPHONE Go To www.proxypush.com/GDEN • Cast your vote online. • View Meeting Documents. 866-230-8484 OR • Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions. MAIL OR • Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. The undersigned hereby revokes all previous proxies, acknowledges receipt of the notice of annual meeting of shareholders and the accompanying proxy statement, and appoints Blake L. Sartini and Charles H. Protell (the “Named Proxies”), and each of them, as proxies of the undersigned, each with full power of substitution, to represent the undersigned and to vote all shares of common stock of Golden Entertainment, Inc., a Minnesota corporation (the “Company”), that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held via live webcast, on June 3, 2020, at 2:00 p.m. (Pacifi c Time) and any adjournment or postponement thereof, each with all powers that the undersigned would possess if personally present at said Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director listed in item 1, and “FOR” each remaining proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. PROXY TABULATOR FOR GOLDEN ENTERTAINMENT, INC P.O. BOX 8016 CARY, NC 27512-9903

Proxy — Golden Entertainment Annual Meeting of Shareholders June 3, 2020, 2:00 p.m. (Pacifi c Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby revokes all previous proxies, acknowledges receipt of the notice of annual meeting of shareholders and the accompanying proxy statement, and appoints Blake L. Sartini and Charles H. Protell (the “Named Proxies”), and each of them, as proxies of the undersigned, each with full power of substitution, to represent the undersigned and to vote all shares of common stock of Golden Entertainment, Inc., a Minnesota corporation (the “Company”), that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held via live webcast, on June 3, 2020, at 2:00 p.m. (Pacifi c Time) and any adjournment or postponement thereof, each with all powers that the undersigned would possess if personally present at said Annual Meeting. The purpose of the Annual Meeting is to take action on the following: 1. To elect the following seven director nominees to hold offi ce until our next annual meeting of shareholders or until their successors have been elected and qualifi ed: Blake L. Sartini, Lyle A. Berman, Ann Dozier, Mark A. Lipparelli, Anthony A. Marnell III, Robert L. Miodunski, and Terrence L. Wright. 2. To approve, on a non-binding advisory basis, the compensation of our named executive offi cers as disclosed in the accompanying proxy statement; 3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting fi rm for the year ending December 31, 2020; and 4: To transact other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting. The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” proposals 2 and 3. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR LISTED IN ITEM 1 AND “FOR” EACH REMAINING PROPOSAL. IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card. Please separate carefully at the perforation and return just this portion in the envelope provided.